Post-Qualification Amendment No. 1

File No. 024-12690

This Post-Qualification Amendment No. 1 amends the Offering Statement of Ark7 Properties LLC originally qualified on December 17, 2025, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED JULY 1, 2026

Ark7 Properties LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

1 Ferry Building, Ste 201

San Francisco, CA 94111

www.ark7.com

Series	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Series #MHQNN Interest
Per Share	$ 97.05	$ -	$ 97.05
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 1,112,193.00	$ -	$ 1,112,193.00

Series #KYLBE Interest
Per Share	$ 91.50	$ -	$ 91.50
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 716,445.00	$ -	$ 716,445.00

Series #DJVWQ Interest
Per Share	$ 29.85	$ -	$ 29.85
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 919,648.65	$ -	$ 919,648.65

Series #XZQRZ Interest
Per Share	$ 68.85	$ -	$ 68.85
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 687,673.80	$ -	$ 687,673.80

Series #DTMEW Interest
Per Share	$ 120.80	$ -	$ 120.80
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 68,372.80	$ -	$ 68,372.80

Series #KM1OU Interest
Per Share	$ 102.40	$ -	$ 102.40
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 715,366.40	$ -	$ 715,366.40

Series #EKPES Interest
Per Share	$ 55.15	$ -	$ 55.15
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 626,834.90	$ -	$ 626,834.90

Series #LCYPL Interest*
Per Share	$ 20.00	$ -	$ 20.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 275,000.00	$ -	$ 275,000.00

Series #FFKEC Interest*
Per Share	$ 20.00	$ -	$ 20.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 740,000.00	$ -	$ 740,000.00

____________________

* Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 1.

  This Offering is being conducted by the company as a direct public offering (i.e., without the benefit of the services of an SEC-registered broker-dealer) on a "best efforts" basis in a "Tier 2" Regulation A offering by associated persons of our Managing Member through the Ark7 Platform. The associated persons of our Managing Member will not receive any commission or any other remuneration in relation to this offering. In offering the securities on our behalf, the associated persons of the Managing Member will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.
  The company anticipates approximately $89,888.13 of the proceeds from the Series Interests purchased will be used for offering expenses.

There is no minimum subscription per investor.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the "Commission" or "SEC"). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company's recent financial statements. In addition, the company may periodically file a post-qualification amendment to include additional Series Interests to this offering. No escrow agent has been engaged for this offering and hold funds tendered by investors will be held in a segregated account controlled by the company.

See Plan of Distribution. No escrow account administered by an escrow agent has been established for this offering. Funds tendered by investors will be held in a segregated account controlled by the company. The company may undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See "Risk Factors" on page 14.

The company is following the "Offering Circular" format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to "Emerging Growth Companies" under the JOBS Act of 2012. See "Summary - Implications of Being an Emerging Growth Company."

In this Offering Circular, the terms "Ark7 Properties LLC" "APL" "we," "us, "our," the "company" and similar terms refer to Ark7 Properties LLC, a Delaware series limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

I

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

  annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer's securities, executive officers and directors and certain executive compensation information, management's discussion and analysis ("MD&A") of the issuer's liquidity, capital resources, and results of operations, and two years of audited financial statements), semiannual reports (including disclosure primarily relating to the issuer's interim financial statements and MD&A) and current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company's offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

  will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
  will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as "compensation discussion and analysis");
  will not be required to obtain a non-binding advisory vote from its interest holders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" and "say-on-golden-parachute" votes);
  will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
  may present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
  will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, the company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company's election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

II

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an "emerging growth company" if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

III

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of July 1, 2026. Please also refer to "The Company's Properties" and "Use of Proceeds" for further details.

Series Name	Underlying Assets	Offering Price per Interest	Maximum Offering Size	Minimum/Maximum Subscribed Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
Series #PBIUH	901 Solitude Dr., Pflugerville, TX 78660	$ 36.90	$ 43,800.30	0 = Minimum 1,187 = Maximum	December 17, 2025	December 17, 2025	May 8, 2026	Closed
Series #PFUNR	2016 Creole Dr, Austin, TX 78727	$ 29.35	$ 60,607.75	0 = Minimum 2,065 = Maximum	December 17, 2025	December 17, 2025	March 28, 2026	Closed
Series #8YFFL	1804 Laminar Creek Rd, Cedar Park, TX 78613	$ 5.55	$ 51,270.90	0 = Minimum 9,238 = Maximum	December 17, 2025	December 17, 2025	May 29, 2026	Closed
Series #SOYGJ	691 W Fairview St, Chandler, AZ 85225	$ 98.65	$ 258,364.35	0 = Minimum 2,619 = Maximum	December 17, 2025	December 17, 2025	April 14, 2026	Closed
Series #RUSUU	1872 W Springfield Way, Chandler, AZ 85286	$ 92.35	$ 250,730.25	0 = Minimum 2,715 = Maximum	December 17, 2025	December 17, 2025	May 26, 2026	Closed
Series #TBQSK	1829 N Bouvier St, Philadelphia, PA 19121	$ 97.10	$ 55,347.00	0 = Minimum 570 = Maximum	December 17, 2025	December 17, 2025	April 3, 2026	Closed
Series #MHQNN	2924 Mabel St, Berkeley, CA 94702	$ 97.05	$ 1,112,193.00	0 = Minimum 11,460 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #KYLBE	3102-3108 California St, Berkeley, CA 94703	$ 91.50	$ 716,445.00	0 = Minimum 7,830 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #DJVWQ	2314 Bonar St, Berkeley, CA 94702	$ 29.85	$ 919,648.65	0 = Minimum 30,809 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #XZQRZ	5250 12th Ave NE, Seattle, WA 98105	$ 68.85	$ 687,673.80	0 = Minimum 9,988 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #DTMEW	5150 Ranstead St, Philadelphia, PA 19139	$ 120.80	$ 68,372.80	0 = Minimum 566 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #KM1OU	751-777 St Paul Ave, Memphis, TN 38126	$ 102.40	$ 715,366.40	0 = Minimum 6,986 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #EKPES	1708 W Jefferson St, Philadelphia, PA 19121	$ 55.15	$ 626,834.90	0 = Minimum 11,366 = Maximum	December 17, 2025	December 17, 2025	[__________]	Open
Series #LCYPL*	20 N. State St, Unit 508, Chicago, IL 60602	$ 20.00	$ 275,000.00	0 = Minimum 13,750 = Maximum	[__________]	[__________]	[__________]	Pending
Series #FFKEC*	28378 Blackjack Dr, Menifee, CA 92585	$ 20.00	$ 740,000.00	0 = Minimum 37,000 = Maximum	[__________]	[__________]	[__________]	Pending

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 1 to the offering statement of which this Offering Circular forms a part.

____________________

  For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.
  For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
  For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

IV

SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company's Series Interests, you should carefully read this entire Offering Circular, including the company's financial statements and related notes. You should also consider, among other information, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company

Ark7 Properties LLC, a Delaware series limited liability company formed on October 31, 2018 ("APL"). Ark7 Inc., a Delaware corporation ("Ark7") is the managing member of APL (the "Managing Member"). The purpose of the company is to establish separate series for the holding of properties to be acquired by the company.

Ark7 is a real estate investment platform that allows individual investors to have direct access to quality real estate investment opportunities and invest in the units of each property.

Investors in this offering will acquire Series Interests in a Series of the company, each of which is a separate registered series of the company for purposes of assets and liabilities.

The core asset of each series will be the specific property associated with that series, and the liabilities will be those incurred during the operation of that asset. Owners of interests in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific property owned by that series. For example, an investor who acquired Series Interests in Series #MHQNN will only have assets, liabilities, profits, leverage-related debts, and losses pertaining to the property located at 2924 Mabel St, Berkeley, CA 94702.

Ark7 will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties LLC.

Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

Organizational Chart

For ease of understanding the company's business structure, it has included the organizational chart below.

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that series. Our Managing Member will source the property to be acquired by the series.

In most instances, we intend for the Managing Member to provide a loan to the series to acquire the property directly from the seller. Once the property is acquired by the series, we intend to make ownership of the series available to investors through an offer and sale of securities under Tier 2 of Regulation A. Proceeds of each offering will be used to repay the loan from our Managing Member, offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, along with building a reserve for property improvements and working capital.

Alternatively, our Managing Member may acquire the property from the seller, and the proceeds of the offering will be used for the series to purchase the property from the Managing Member, along with offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, and building a reserve for property improvements and working capital.

Investment Approach and Strategy Overview

  Our Investment Objectives include generating steady income from managed properties, fostering long-term capital appreciation with moderate to no leverage, and prioritizing capital preservation through meticulous property selection and management practices.
  Our Investment Criteria includes targeting residential homes aligning with our investment philosophy and management capabilities, acquiring properties priced between a certain range to diversify our portfolio and appeal to broad market segments, preferring homes requiring minimal post-acquisition improvements to expedite rental readiness and reduce initial capital expenditure, and selecting properties in desirable travel destinations or near universities to capitalize on consistent rental demand and income potential.
  Our Investment Strategy revolves around targeting properties that meet stringent investment criteria to enhance potential return on investment, emphasizing high occupancy rates and enhancing tenant experience to sustain revenue generation post-acquisition, using leverage judiciously to amplify cash returns while maintaining a conservative debt profile to manage financial risk effectively.

By adhering to these principles and strategically focusing on dynamic urban environments exhibiting growth and resilience, Ark7 Properties LLC aims to build a portfolio of properties that not only generate consistent income but also appreciate in value over time. However, it's important to acknowledge that despite our diligence, investment outcomes are subject to market fluctuations and inherent risks within the real estate sector.

Offering Summary

The Series #MHQNN Offering

Maximum Offering Amount	Up to $ 1,112,193.00 of Series #MHQNN Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$97.05 per Series #MHQNN Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #MHQNN will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #MHQNN Interest: 11,540

Series Interests outstanding after the offering	Series #MHQNN Interest: 23,000

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 33,365.79	Series #MHQNN	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #MHQNN	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #MHQNN.

The Series #KYLBE Offering

Maximum Offering Amount	Up to $ 716,445.00 of Series #KYLBE Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$91.50 per Series #KYLBE Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #KYLBE will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #KYLBE Interest: 14,020

Series Interests outstanding after the offering	Series #KYLBE Interest: 21,850

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 21,493.35	Series #KYLBE	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #KYLBE	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #KYLBE.

The Series #DJVWQ Offering

Maximum Offering Amount	Up to $ 919,648.65 of Series #DJVWQ Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$29.85 per Series #DJVWQ Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #DJVWQ will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #DJVWQ Interest: 57,041

Series Interests outstanding after the offering	Series #DJVWQ Interest: 87,850

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 27,589.46	Series #DJVWQ	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #DJVWQ	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #DJVWQ.

The Series #XZQRZ Offering

Maximum Offering Amount	Up to $ 687,673.80 of Series #XZQRZ Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$68.85 per Series #XZQRZ Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #XZQRZ will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #XZQRZ Interest: 14,572

Series Interests outstanding after the offering	Series #XZQRZ Interest: 24,560

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 20,630.21	Series #XZQRZ	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #XZQRZ	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #XZQRZ.

The Series #DTMEW Offering

Maximum Offering Amount	Up to $ 68,372.80 of Series #DTMEW Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$120.80 per Series #DTMEW Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #DTMEW will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #DTMEW Interest: 2,139

Series Interests outstanding after the offering	Series #DTMEW Interest: 2,705

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 2,051.18	Series #DTMEW	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #DTMEW	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #DTMEW.

The Series #KM1OU Offering

Maximum Offering Amount	Up to $ 715,366.40 of Series #KM1OU Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$102.40 per Series #KM1OU Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #KM1OU will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #KM1OU Interest: 4,814

Series Interests outstanding after the offering	Series #KM1OU Interest: 11,800

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 21,460.99	Series #KM1OU	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #KM1OU	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #KM1OU.

The Series #EKPES Offering

Maximum Offering Amount	Up to $ 626,834.90 of Series #EKPES Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$55.15 per Series #EKPES Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #EKPES will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #EKPES Interest: 2,134

Series Interests outstanding after the offering	Series #EKPES Interest: 13,500

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 18,805.05	Series #EKPES	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #EKPES	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #EKPES.

The Series #LCYPL Offering

Maximum Offering Amount	Up to $ 275,000.00 of Series #LCYPL Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$20.00 per Series #LCYPL Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #LCYPL will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #LCYPL Interest: 0

Series Interests outstanding after the offering	Series #LCYPL Interest: 13,750

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 8,250.00	Series #LCYPL	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #LCYPL	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #LCYPL.

The Series #FFKEC Offering

Maximum Offering Amount	Up to $ 740,000.00 of Series #FFKEC Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$20.00 per Series #FFKEC Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #FFKEC will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #FFKEC Interest: 0

Series Interests outstanding after the offering	Series #FFKEC Interest: 37,000

Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 22,200.00	Series #FFKEC	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #FFKEC	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #FFKEC.

Selected Risks

The company's business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this summary. These risks include, but are not limited to, the following:

  An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.
  Liability of investors between series of interests.
  Each Series Interest will rely on its Managing Member, Ark7 to manage each property.
  If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.
  Ark7 Inc. is both the Asset Manager and the Managing Member, and compensation terms were not determined on an arm's length basis.
  There is competition for time among the various entities sharing the same management team.
  There is currently no trading market for the company's securities.
  The company has limited operating history for investors to evaluate.
  Possible Changes in Federal Tax Laws make it impossible to giver certainty to the tax treatment of any series of interest.
  The company's consolidated financial statements include a going concern opinion.
  The company may not raise sufficient funds to achieve its business objectives.
  The company's management has discretion in the application of proceeds within the permitted categories described under "Use of Proceeds."
  If less than the maximum amount is raised, the Series may allocate available funds toward operating needs, improvements, reserves, or reimbursements of advances in such proportions as the Managing Member determines to be in the best interests of the Series.
  If less than the maximum offering amount is raised, the Series may have limited funds available for reserves or planned improvements.
  The purchase prices for the Series Interests have been arbitrarily determined.
  If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.
  Competition with other parties entering real estate investment business may reduce the company's profitability.
  The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company.
  The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate.
  The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.
  The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed.
  An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset.
  The company may decide to sell an Underlying Asset which could conflict with an investor's interests.
  A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets.
  Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.
  Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors.
  The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors.
  Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.
  Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment.
  The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.
  Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Agreement.
  The company's results of operations may be negatively impacted by the coronavirus outbreak.
  Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company's business.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Series Limited Liability Company Agreement of Ark7 Properties LLC dated , (the "Operating Agreement") of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Asset Manager retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Interests in a Series do not constitute an investment in the company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, before distributions are made to the holders, the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between series of interests. The company is structured as a Delaware series limited liability company that issues a separate series of interests for each Underlying Asset. Each series of interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the "LLC Act"), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company's series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same series of interests as them. Furthermore, while the company intends to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests, or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the company generally where the assets of such other series of interests or of the company generally are insufficient to meet its liabilities.

Each Series Interest will rely on its Managing Member, Ark7 to manage each property. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Ark7. In addition, Ark7 will be entitled to certain fees in exchange for its day-to-day operations of each Underlying Asset. Any compensation arrangements will be determined by Ark7 sitting on both sides of the table and will not be an arm's length transaction.

If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company's future depends, in part, on Ark7's ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Ark7, each of whom would be difficult to replace.

In particular, Yizhen Zhao, who is the Chief Executive Officer of Ark7, is critical to the management of the company's business and operations and the development of its strategic direction. The loss of the services of Mr. Zhao or other executive officers or key personnel of Ark7 and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company's business objectives.

Ark7 Inc. is both the Asset Manager and the Managing Member. Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company and much smaller, if any, distributions made to the investors.

Further, the fees to be paid to the Managing Member and Asset Manager were determined internally, by the company and Ark7 and the company did not rely on any independent assessment of market rates. Accordingly, the determination of fees was not made at arm's length and may result in (i) smaller distributions made to investors, if any at all, (ii) the interference with the sound and profitable operation of the company and (iii) the fees paid to the Managing Member and Asset Manager may be higher than the fees that would be paid to an unaffiliated third party given the lack of an independent assessment as to the determination of the fees.

There may be competition for time among the various entities sharing the same management team. Currently, Ark7 is the Managing Member of Ark7 Properties LLC and each series identified under "Series Offering Table" above. Ark7 intends to also be the Managing Member of future Series. It is foreseeable that at certain times the various entities will be competing for time from the management team.

There is currently no trading market for the company's securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The company has limited operating history for investors to evaluate. The company was recently formed and the Series formed have generated limited revenues and have limited operating history upon which prospective investors may evaluate their performance. Further, the Series included as part of this post-qualification amendment have no operating history at all. No guarantee can be given that the company or any Series Interest will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

The company's consolidated financial statements include a going concern opinion. The company's financial statements were prepared on a "going concern" basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company's ability to continue as a going concern. Specifically, the company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. Successful development of the company and ultimately the attainment of profitable operations is dependent upon future events including adequate financing, continuous support from Ark7, general and economic conditions on the real estate market and achieving a level of income adequate to support the company's cost structure. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

We may face challenges in securing mortgage financing, particularly in states or with lenders that do not fully recognize or respect the series limited liability company structure, potentially increasing risks to our properties. A series limited liability company structure may not be universally recognized or respected, especially in certain states or by certain lenders. As a result, when seeking mortgage financing, a series within our company may encounter obstacles or limitations due to the lack of recognition of this unique legal framework. In instances where our series LLC structure is not acknowledged, there are potential implications for mortgage transactions. For example, lenders may require our company, rather than the specific series, to act as the borrower and hold title to the property on behalf of the series. This arrangement could complicate matters in the event of default on a loan. If we default on a mortgage secured by a property, there's a risk that the lender may seek to foreclose on other properties held by different series within our company, for which we hold title. This scenario could expose investors to unforeseen liabilities and risks beyond those associated with the specific series in which they have invested.

A series may encounter difficulties in securing financing on favorable terms or even securing financing at all, potentially hindering its ability to pursue growth opportunities and meet financial obligations. In the pursuit of growth and expansion, a series may seek additional capital through debt financing from various sources. However, securing financing may prove challenging, especially if favorable terms cannot be negotiated or if financing options are limited or unavailable. Should financing be obtained, it may come with unfavorable terms, including high interest rates, stringent repayment terms, or restrictive covenants. These covenants may limit a series' ability to take certain actions, such as incurring additional debt, making capital expenditures, or paying dividends to investors. Such restrictions could potentially constrain the series' operational flexibility and hinder its ability to execute its business strategies effectively. Furthermore, the availability of additional debt financing may be subject to market conditions, timing constraints, and the financial health of the series. In cases where financing is not readily accessible, a series may face challenges in pursuing growth initiatives, acquiring new properties, or meeting existing financial obligations. This could have adverse implications for the series' ability to generate returns for investors and distribute dividends.

A series that initially purchases a property outright but later decides to finance it may face increased risks related to its ability to meet debt service obligations, potentially impacting its financial condition, cash flow, and ability to distribute dividends to investors. Additionally, properties acquired without financing have a different risk profile compared to those acquired with mortgage financing. Properties with financing must meet debt service obligations, and any inability to do so could adversely affect a series' financial condition, results of operations, cash flow, market value of its interests, and its ability to make distributions to investors.

Under our leverage policy, a series may extend loans to the asset manager, either directly or indirectly secured by other real estate properties. However, changes in the market or operational failures by the asset manager may pose risks for the series in collecting these debt assets. In the event of market fluctuations or operational failures by the asset manager, there's a risk that the series may encounter difficulties in collecting these debt assets. Market changes, such as declines in property values or shifts in rental demand, could impact the asset manager's ability to fulfill its obligations under the loan agreements. Similarly, operational failures or mismanagement by the asset manager could further exacerbate these risks, potentially leading to delays or defaults in loan repayments.

Risks Relating to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete development and implementation of the company's operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company's ability to implement and complete its planned use of proceeds.

The company's management has discretion in the application of proceeds within the permitted categories described under "Use of Proceeds." Actual allocations may vary based on operating needs, available cash flows, and the amount raised in this Offering.

If less than the maximum amount is raised, the Series may allocate available funds toward operating needs, improvements, reserves, or reimbursements of advances in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds, a portion of the proceeds may be used to reimburse such amounts; however, neither the Series nor the Managing Member is obligated with respect to any specific repayment order.

If less than the maximum offering amount is raised, the Series may have limited funds available for reserves or planned improvements. The actual availability of funds will depend on the Series' operating cash flows and the timing of expenditures.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company's assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the company's limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by the existing interest holders and general economic conditions.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Asset is entirely at the discretion of the company. Even if the company decides to dispose of an Underlying Asset, the company cannot guarantee that it will be able to dispose of the Underlying Asset at a favorable price to investors.

Competition with other parties entering real estate investment business may reduce the company's profitability. There are and will be other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and built-in client base. Such competition could make it more difficult to obtain future funding, which could affect the company's growth as a company.

The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company. Typically, the escrow agent retains custody of the assets such as cash, until certain conditions are met, at which time those assets are released to the company. In this offering the company has not retained an escrow agent and there will be no escrow account, therefore investors may be subject to increased administrative risk as additional administrative burdens will be placed on the company who may or may not have the expertise to administer the escrow seamlessly.

Risk Factors Related to Promotional or Incentive Programs

The Company may, from time to time, offer limited promotional or incentive programs in connection with the operation of its platform. These programs are operational in nature and are not part of the terms of the securities being offered pursuant to this Offering Circular. Promotional or incentive programs may be modified or discontinued at any time and should not be relied upon when evaluating this investment. Any such program does not provide or imply any assurance of investment performance, protection against loss, or guaranteed returns. If investors rely on promotional or incentive programs when making investment decisions, they may have expectations that do not align with the actual terms, risks, and economic characteristics of the securities offered.

Risks Related to Taxation

Changes in Federal tax laws may have adverse or unexpected effects on our investors. The Internal Revenue Code (the "Code") is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable 'like-kind exchange' transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Each series within Ark7 Properties LLC will strive to qualify as Real Estate Investment Trusts (REITs). However, in the event of failure to qualify as REITs, investors may face increased tax liabilities. As part of our investment strategy, each series endeavors to qualify as a Real Estate Investment Trust (REIT). REIT status offers significant tax advantages, including exemption from corporate income taxes at the entity level, provided certain criteria are met. These criteria typically include distributing at least 90% of taxable income to shareholders as dividends, investing primarily in real estate assets, and adhering to other regulatory requirements outlined in the Internal Revenue Code. However, failure to qualify as a REIT could have adverse tax implications for investors. Without REIT status, the series would be subject to corporate income taxes at the entity level, potentially reducing overall returns for investors. Additionally, investors may face taxation on dividends received from the series at higher ordinary income tax rates, rather than the favorable tax treatment typically afforded to REIT dividends.

Risk Factors Related to the Real Estate Market

The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties the company acquires will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

  natural disasters such as hurricanes, earthquakes and floods;
  pandemics, such as COVID-19;
  acts of war or terrorism, including the consequences of terrorist attacks;
  adverse changes in national and local economic and real estate conditions;
  an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
  costs of remediation and liabilities associated with environmental conditions affecting properties; and
  the potential for uninsured or underinsured property losses.

The value of each property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The company competes with many other entities engaged in real estate acquisition and operating activities, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. The company expects competition to persist and intensify in the future, which could harm its ability to acquire properties on terms that investors find to be reasonable.

An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset. An Underlying Asset may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Asset could be diminished because the market value of each Underlying Asset will depend principally upon the value of the cash flow generated by the leases associated with that Underlying Asset. Such a reduction in the resale value of a property could also reduce the value of investor interests.

The company may decide to sell an Underlying Asset which could conflict with an investor's interests. Ark7, the Managing Member, may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow. Each series will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, the company may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The company could be subject to liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners, or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company's tenants, the condition of properties at the time the company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company's ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company's net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the company's ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Forum Selection and Jury Waivers

The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Operating Agreement: Our Series Limited Liability Company Agreement of Ark7 Properties LLC (the "Operating Agreement") includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement: Our applicable Series Interest Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the applicable Series Interest Subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of California. This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, or Operating Agreement which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the applicable Series Interest Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to this agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company's knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the applicable Series Interest Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within an agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the applicable Series Interest Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the applicable Series Interest Subscription Agreement.

If you bring a claim against the company in connection with matters arising under the applicable Series Interest Subscription Agreement or Operating Agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the applicable Series Interest Subscription Agreement or Operating Agreement with a jury trial. No condition, stipulation or provision of the applicable Series Interest Subscription Agreement or Operating Agreement serves as a waiver by any holder of the company's securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including the applicable Series Interest Subscription Agreement and the Operating Agreement.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Ark7 owns 100% of the Company's membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests for the Series included on the cover page to this Offering Circular. The economic rights of each Series Interest will be based on the corresponding Underlying Asset.

Accordingly, investors will experience dilution only as a result of (i) the issuance of additional Series Interests for the applicable Series, and (ii) the conversion of any Series Interests previously issued pursuant to Regulation D, each of which increases the total number of Series Interests outstanding for that Series. As discussed under "Securities Being Offered - Prior Offerings and Conversion of Series Interests," such conversions may increase the number of Series Interests outstanding immediately prior to or concurrently with the initial closing of this Regulation A offering. Following conversion, all Series Interests will have the same rights, preferences and restrictions.

PLAN OF DISTRIBUTION

As described below the company is offering up to a certain amount of units of each series at a price described below per series interest. There is no minimum investment amount, however each investor much purchase at least one series interest.

Series	Maximum Number of Units Offered per Series	Price per Interest	Minimum Investment
Series #MHQNN	11,460	$ 97.05	One Series Interest per investor.
Series #KYLBE	7,830	$ 91.50	One Series Interest per investor.
Series #DJVWQ	30,809	$ 29.85	One Series Interest per investor.
Series #XZQRZ	9,988	$ 68.85	One Series Interest per investor.
Series #DTMEW	566	$ 120.80	One Series Interest per investor.
Series #KM1OU	6,986	$ 102.40	One Series Interest per investor.
Series #EKPES	11,366	$ 55.15	One Series Interest per investor.
Series #LCYPL	13,750	$ 20.00	One Series Interest per investor.
Series #FFKEC	37,000	$ 20.00	One Series Interest per investor.

The company plans to market the securities directly on a "best efforts" basis. The company intends to use its website and apps to offer the Series Interests to eligible investors. The company's officers, directors, employees, and advisors may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however the company's officers, directors, employees and advisors will not orally solicit investors. As of the date of this Offering Circular the company has not prepared any written materials.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company's website www.ark7.com. Prospective investors may subscribe for the company units in this offering only through the website. In order to subscribe to purchase our interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Statement, of which this Offering Circular is part, as Exhibit 4.1 and wire funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act, or for other factors such as, but not limited to, investors providing incorrect payment information, or the investor not satisfying AML/KYC screening criteria. If the offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use.

The offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the SEC.

The company is conducting a continuous offering, in which it intends to accept investor funds until the offering is terminated. As there is no minimum, the company may, in its sole discretion, undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days and, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Each closing involves administrative burden to the company, and so the company intends to use periodic closings to reduce that burden, allowing the company to place more focus on its real estate operations.

As noted above, the company intends to effect closings every 7 days, but may undertake additional closings upon considering certain factors, such as:

  The amount of money contained in the company's segregated account of the applicable Series Interest; and
  The number of subscriptions received.

The company has not engaged commissioned sales agents or broker-dealers and, in conjunction with its associated persons, plans to conduct and distribute the Offering through the Ark7 platform. The associated persons of our Managing Member will not receive any commission or any other remuneration in relation to this offering. In offering the securities on our behalf, the associated persons of the Managing Member will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. No other affiliated entity involved in the offer and sale of the membership interests is currently a member firm of FINRA and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the membership interests. Where appropriate, in order to conduct the offering, the company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Managing Member, where required, with state securities regulators as an Issuer-Agent.

The company will perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

  Review investor information, including KYC ("Know Your Customer") data, perform AML ("Anti Money Laundering") and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer.
  Review each investor's applicable Series Interest Subscription Agreement to confirm such investor's participation in the offering and provide a determination to the company whether or not to accept the use of the applicable Series Interest Subscription Agreement for the investor's participation.
  Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;
  Not provide any investment advice nor any investment recommendations to any investor;
  Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and
  Coordinate with third party providers to ensure adequate review and compliance.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent

The company has engaged Vertalo as its transfer agent.

Process of Subscribing

After the offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete an applicable Series Interest Subscription Agreement in order to invest. The applicable Series Interest Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an "accredited investor" as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor's principal residence).

To subscribe for the Series Interests, each prospective investor must:

  Go to https://www.ark7.com, complete user registration;
  Complete profile setup and link a bank account;
  Navigate to open prospective offering page, click on the "Buy" button; that will open the subscribe panel;
  Complete subscribe information and review and sign the applicable Series Interest Subscription Agreement;
  Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the applicable Series Interest Subscription Agreement, along with their counsel, prior to making any final investment decision.

The company may close on investments on a "rolling" basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the segregated account controlled by the company until the company has accepted the investor's subscription. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Upon closing, funds tendered by investors will be made available to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription.

In addition, in the company's sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors. The following limits have been established for the Series Interests as set forth in their respective Series Designations:

Series	Limit (A prospective investor may not purchase more than the amount set forth below).	Application of the Purchase Limit
Series #PBIUH	19.9%	All investors are subject to this limit
Series #PFUNR	19.9%	All investors are subject to this limit
Series #8YFFL	19.9%	All investors are subject to this limit
Series #SOYGJ	19.9%	All investors are subject to this limit
Series #RUSUU	19.9%	All investors are subject to this limit
Series #TBQSK	19.9%	All investors are subject to this limit
Series #MHQNN	19.9%	All investors are subject to this limit
Series #KYLBE	19.9%	All investors are subject to this limit
Series #DJVWQ	19.9%	All investors are subject to this limit
Series #XZQRZ	19.9%	All investors are subject to this limit
Series #DTMEW	19.9%	All investors are subject to this limit
Series #KM1OU	19.9%	All investors are subject to this limit
Series #EKPES	19.9%	All investors are subject to this limit
Series #LCYPL	19.9%	All investors are subject to this limit
Series #FFKEC	19.9%	All investors are subject to this limit

No Escrow

The company has not established an escrow account or hired an escrow agent to hold funds tendered by investors. Funds will be held in a segregated account controlled by the company until the company has accepted the investor's subscription. At that time, those funds will be available to the company.

Forum Selection Provision

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of California for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company's litigation costs, to the extent it is enforceable, the forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, including any claim under federal securities laws. By signing the applicable Series Interest Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor's legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor's legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS

Series #MHQNN

The company has previously raised capital for Series #MHQNN through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 1,112,193.00	50.6%
Amount funded from Prior Offering	$ 1,084,760.00	49.4%
Total Amount	$ 2,196,953.00	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 1,542,000.00	70.2%
Property Purchase Expenses (1)	$ 90,891.06	4.1%
Offering Expenses (3)	$ 120,308.59	5.5%
Sourcing Fee (4)	$ 65,908.59	3.0%
Property Improvements/Capital Expenditures	$ 272,000.00	12.4%
Operating Reserve	$ 105,844.77	4.8%
Total Amount	$ 2,196,953.00	100.0%

____________________

  Series #MHQNN acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 33,365.79 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 32,542.80 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #KYLBE

The company has previously raised capital for Series #KYLBE through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 716,445.00	36.5%
Amount funded from Prior Offering	$ 1,247,780.00	63.5%
Total Amount	$ 1,964,225.00	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 1,475,000.00	75.1%
Property Purchase Expenses (1)	$ 77,575.86	3.9%
Offering Expenses (3)	$ 113,624.75	5.8%
Sourcing Fee (4)	$ 58,926.75	3.0%
Property Improvements/Capital Expenditures	$ 137,000.00	7.0%
Operating Reserve	$ 102,097.65	5.2%
Total Amount	$ 1,964,225.00	100.0%

____________________

  Series #KYLBE acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 21,493.35 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 37,433.40 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #DJVWQ

The company has previously raised capital for Series #DJVWQ through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 919,648.65	36.1%
Amount funded from Prior Offering	$ 1,625,668.50	63.9%
Total Amount	$ 2,545,317.15	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 1,949,000.00	76.6%
Property Purchase Expenses (1)	$ 109,485.13	4.3%
Offering Expenses (3)	$ 98,759.51	3.9%
Sourcing Fee (4)	$ 76,359.51	3.0%
Property Improvements/Capital Expenditures	$ 192,000.00	7.5%
Operating Reserve	$ 119,712.99	4.7%
Total Amount	$ 2,545,317.15	100.0%

____________________

  Series #DJVWQ acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 27,589.46 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 48,770.05 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #XZQRZ

The company has previously raised capital for Series #XZQRZ through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 687,673.80	41.7%
Amount funded from Prior Offering	$ 961,752.00	58.3%
Total Amount	$ 1,649,425.80	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 1,150,000.00	69.7%
Property Purchase Expenses (1)	$ 61,678.39	3.7%
Offering Expenses (3)	$ 63,082.77	3.8%
Sourcing Fee (4)	$ 49,482.77	3.0%
Property Improvements/Capital Expenditures	$ 250,000.00	15.2%
Operating Reserve	$ 75,181.87	4.6%
Total Amount	$ 1,649,425.80	100.0%

____________________

  Series #XZQRZ acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 20,630.21 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 28,852.56 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #DTMEW

The company has previously raised capital for Series #DTMEW through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 68,372.80	21.0%
Amount funded from Prior Offering	$ 256,680.00	79.0%
Total Amount	$ 325,052.80	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 172,000.00	52.9%
Property Purchase Expenses (1)	$ 20,830.70	6.4%
Offering Expenses (3)	$ 20,543.58	6.3%
Sourcing Fee (4)	$ 9,751.58	3.0%
Property Improvements/Capital Expenditures	$ 76,000.00	23.4%
Operating Reserve	$ 25,926.93	8.0%
Total Amount	$ 325,052.80	100.0%

____________________

  Series #DTMEW acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 2,051.18 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 7,700.40 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #KM1OU

The company has previously raised capital for Series #KM1OU through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 715,366.40	59.9%
Amount funded from Prior Offering	$ 478,993.00	40.1%
Total Amount	$ 1,194,359.40	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 750,000.00	62.8%
Property Purchase Expenses (1)	$ 75,896.21	6.4%
Offering Expenses (3)	$ 43,030.78	3.6%
Sourcing Fee (4)	$ 35,830.78	3.0%
Property Improvements/Capital Expenditures	$ 190,000.00	15.9%
Operating Reserve	$ 99,601.63	8.3%
Total Amount	$ 1,194,359.40	100.0%

____________________

  Series #KM1OU acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 21,460.99 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 14,369.79 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #EKPES

The company has previously raised capital for Series #EKPES through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 626,834.90	84.2%
Amount funded from Prior Offering	$ 117,370.00	15.8%
Total Amount	$ 744,204.90	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 392,000.00	52.7%
Property Purchase Expenses (1)	$ 38,472.90	5.2%
Offering Expenses (3)	$ 36,926.15	5.0%
Sourcing Fee (4)	$ 22,326.15	3.0%
Property Improvements/Capital Expenditures	$ 148,000.00	19.9%
Operating Reserve	$ 106,479.70	14.3%
Total Amount	$ 744,204.90	100.0%

____________________

  Series #EKPES acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 18,805.05 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of $ 3,521.10 .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #LCYPL

The company has previously raised capital for Series #LCYPL through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 275,000.00	100.0%
Amount funded from Prior Offering	$ 0.00	0.0%
Total Amount	$ 275,000.00	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 239,000.00	86.9%
Property Purchase Expenses (1)	$ 10,401.93	3.8%
Offering Expenses (3)	$ 14,850.00	5.4%
Sourcing Fee (4)	$ 8,250.00	3.0%
Property Improvements/Capital Expenditures	$ 500.00	0.2%
Operating Reserve	$ 1,998.07	0.7%
Total Amount	$ 275,000.00	100.0%

____________________

  Series #LCYPL acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 8,250.00 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

Series #FFKEC

The company has previously raised capital for Series #FFKEC through a prior private offering conducted under Regulation D (the "Prior Offering"). Funds from the Prior Offering were used (or will be used) to advance certain acquisition-related costs on behalf of the Series, including but not limited to earnest money deposits, due diligence costs, and initial closing expenses.

The proceeds from this Offering, together with the amounts raised in the Prior Offering, will collectively be used for the following purposes:

Sources of Funds

Sources	Amount	Percent of Total Sources
Amount funded from this Offering	$ 740,000.00	100.0%
Amount funded from Prior Offering	$ 0.00	0.0%
Total Amount	$ 740,000.00	100.0%

Uses of Funds

Uses	Amount	Percent of Total Uses
Purchase Price of Property (1)(2)	$ 660,000.00	89.2%
Property Purchase Expenses (1)	$ 21,857.27	3.0%
Offering Expenses (3)	$ 28,750.00	3.9%
Sourcing Fee (4)	$ 22,200.00	3.0%
Property Improvements/Capital Expenditures	$ 2,000.00	0.3%
Operating Reserve	$ 5,192.73	0.7%
Total Amount	$ 740,000.00	100.0%

____________________

  Series #FFKEC acquired the property from a third-party seller and incurred customary acquisition and closing expenses, including title fees, inspection fees, agent fees, transfer taxes, and recording costs.
  From time to time, the Managing Member or its affiliates may advance funds to the Series to facilitate the acquisition of the property or to cover related expenses. Any such advances are generally documented as intercompany loans and may be reimbursed by the Series from available cash, including proceeds of this Offering, at the discretion of the Managing Member.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, and other customary offering-related costs. The company intends for the Series to be responsible only for a portion of these expenses, with any remaining amounts to be borne by the Managing Member or other series, without reimbursement.
  The Sourcing Fee represents a fee payable to the Asset Manager in connection with the identification, diligence, and negotiation of the property acquisition, as described in the Certificate of Designations for the Series. The Sourcing Fee comprises both (i) the sourcing fee allocable to the Regulation A offering in the amount of $ 22,200.00 , and (ii) the sourcing fee heretofore collected in connection with the Regulation D offering in the amount of .

The actual allocation of proceeds between acquisition costs, improvements, reserves, offering expenses, and reimbursements for amounts advanced on behalf of the Series may vary based on the timing and amount of funds raised, as well as the needs of the Series. To the extent the Managing Member or its affiliates have advanced funds, including through intercompany loans, a portion of the proceeds may be used to reimburse such advances. Any remaining proceeds will be applied toward property improvements, operating reserves, or other permitted uses as determined by the Managing Member in its discretion. The company reserves the right to adjust the use of proceeds if management believes such changes are in the best interests of the Series.

In the event that the proceeds from this Offering are less than the amounts estimated, the Series may allocate available funds among acquisition costs, improvements, reserves, reimbursements of advances, and other permitted uses in such proportions as the Managing Member determines to be in the best interests of the Series. To the extent the Managing Member or its affiliates have advanced funds on behalf of the Series, a portion of the proceeds may be used to reimburse such amounts; however, neither the Managing Member nor its affiliates are obligated to provide additional funding, nor is the Series obligated to fully reimburse any such advances.

If the total amount raised is less than the maximum offering amount, the Series may have limited funds available for operating reserves or planned improvements. This may reduce the cash available for repairs or renovations, depending on the operating performance of the property and the timing of expenditures. The Managing Member may, but is not required to, provide additional financial support or defer certain expenses to meet the operational needs of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

The Series does not currently anticipate making payments to directors. Management fees and other ongoing expenses may be incurred in the discretion of the Managing Member and as permitted under the governing documents of the Series.

THE COMPANY'S BUSINESS

Company Overview - Our Mission

Ark7 Properties LLC, a Delaware series limited liability company, was established on October 31, 2018 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 Properties LLC is managed and fully controlled by Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties LLC dated March 17, 2022 (the "Operating Agreement"), Ark7 is the Managing Member of Ark7 Properties LLC. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. Ark7 acquires residential properties and conveys them to a Series of the Company to be offered to investors through the Ark7 platform. Ark7 believes this model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. The Ark7 team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria as determined by Ark7:

  Property Type: Residential homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $3,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States as determined by Ark7. Our approach is to identify and invest in markets that possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties LLC utilizes a structured investment process to ensure that each property we consider aligns with our strategic objectives and investment criteria:

  Sourcing: Ark7, in collaboration with local real estate professionals, employs analysis tools to identify various investment opportunities. These opportunities range from individual homes listed on the MLS, newly constructed rental communities, and exclusive off-market deals, often sourced through a network developed by Ark7 in the industry.
  Due Diligence: Each potential investment undergoes an evaluation against our investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform analyses that include projected rental rates based on local comparables, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Property Review: After due diligence, Ark7 reviews pertinent data and makes a decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by our managed series utilizing related party and third-party debt financing, adhering to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 is responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. It also handles the listing and booking of properties on rental platforms like Zillow and Apartments.com.

Our Managing Member maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and leverage policies.

Leverage Policy

Through our Leverage Policy, we aim to strategically utilize leverage via senior financing for our real estate acquisitions, secured credit facilities, and capital markets financing activities. Our strategy involves securing long-term, non-recourse leverage arrangements that are not subject to mark-to-market valuations, aiming for the most cost-effective options available.

We've implemented a borrowing limit, pledging not to surpass 65% of the higher value between the acquisition cost (pre-depreciation or other non-cash reserves adjustments) or the fair market value of our assets. This reflects our prudent approach to leveraging, ensuring financial strength.

Furthermore, we consider extending loans to our Asset Manager at fair market rates for investing in real estate properties on the Ark7 platform, up to the mortgage principal amount as needed, a decision subject to strategic evaluation. The Managing Member has the authority to review and adjust our leverage strategy in response to changing economic conditions or strategic priorities, keeping our policy aligned with investment goals.

Approval from the Managing Member is required for exceeding our leverage limit. Additionally, if assets initially acquired without leverage are eligible for financing under our policy, any excess proceeds beyond operational needs or reserves may be distributed to investors at the discretion of the Managing Member, in adherence to our leverage guidelines. This approach underscores our commitment to navigating real estate investment complexities while safeguarding the long-term interests of our investors.

Promotion and Incentive Programs

The Company may, from time to time, offer limited promotional or incentive programs in connection with the operation of its platform. These programs may include investment credits, temporary fee adjustments, or other ancillary benefits made available to platform users. Any such program will be limited in duration and may be changed or discontinued at any time.

These programs are operational features of the platform and are not part of the terms of the securities being offered under this Offering Circular. They do not modify, supplement, or otherwise affect the rights, preferences, obligations, or economic characteristics of any securities issued in this offering.

Promotional or incentive programs do not provide or imply any assurance of investment performance, protection against loss, or guaranteed income. Investors should not consider the availability of any such program when evaluating an investment in the securities offered hereby.

The Company may provide general information about promotional or incentive programs through its website, mobile application, or other permitted communications. These materials are provided solely for informational purposes and do not form part of this Offering Circular. If any inconsistency arises between such communications and this Offering Circular, the disclosures contained in this Offering Circular shall control.

Operating Policies

Credit Risk Management: Each Series is exposed to varying levels of credit and special hazard risk. The Managing Member assesses and monitors credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

SERIES PROPERTIES BEING OFFERED

Property Overview - Series #MHQNN

Timeline

  Ark7, the company's Managing Member and Series #MHQNN entered into an inter-company loan agreement on Jul 8, 2019, pursuant to which Ark7 loaned Series #MHQNN $750,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #MHQNN acquired a property located at 2924 Mabel St, Berkeley, CA 94702. The transaction for this purchase was completed on Nov 27, 2019, with a sale price of $1,542,000.
  On Dec 12, 2019, Ark7 Properties LLC established Series #MHQNN for the purpose of acquiring the property located at 2924 Mabel St, Berkeley, CA 94702 (the "Mabel Property") from a third-party seller.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	2924 Mabel St, Berkeley, CA 94702

Type of Property	Multi-Family Home

Square Foot	3,648 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	5 units

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 272,000.00

Debt on property	$ 756,250.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #MHQNN holders will not be sought.

Property History

The multi-family home located at 2924 Mabel St, Berkeley, CA 94702. The Mabel Property was built in 1963. The Mabel Property expects to incur approximately $272,000.00 of costs related to certain improvement projects to the property.

Acquisition of the Mabel Property

Series #MHQNN completed the acquisition of the Mabel Property on November 27, 2019. The acquisition of the Mabel Property was funded via a cash payment in the amount of $1,542,000.00. The Mabel Property is being held by Series #MHQNN. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Mabel Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $272,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #MHQNN.

Asset Manager

The Managing Member appointed the Asset Manager to manage the Mabel Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Mabel Property will be listed for rent once vacant at $12,216 per month ($146,592 annually), consistent with similar multi-family homes in Berkeley, CA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $9,530 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $272,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Mabel Property for 10 or more years during which time, we will operate the Mabel Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #MHQNN interest holders. The determination as to when the Mabel Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Mabel Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a steady and supply-constrained multifamily housing market in Berkeley, CA 94702. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and CoStar highlight broader trends shaping the area.

  In November 2025, the median sale price for small multifamily properties (2-10 units) in Berkeley averaged approximately $1.85 million, representing a 2.2% year-over-year increase. For 5-unit buildings specifically, typical valuations ranged from $1.6 million to $2.2 million, depending on unit mix, vintage, condition, and income performance. A property like 2924 Mabel St would generally fall within this band given its size and location.
  The 94702 ZIP code benefits from its proximity to UC Berkeley, Downtown Berkeley, major transit corridors, and strong tenant demand driven by academic, tech, and healthcare employment. Multifamily occupancy levels remained high at approximately 96% as of November 2025, and small multifamily listings continued to move efficiently, averaging 28 days on market, similar to the prior year.
  Recent Census estimates show Berkeley's population at roughly 120,000 residents as of 2025, supported by stable housing demand and limited new multifamily construction due to regulatory constraints and high development costs.
  Active listings for small multifamily properties in Berkeley remained scarce in 2025, increasing only 2% year-over-year, keeping inventory tight and sustaining upward pressure on pricing for well-located assets.
  As of November 2025, average rents for 1- and 2-bedroom units in Class B/C small multifamily buildings in Berkeley ranged from $2,450 to $3,150 per month, reflecting a 3.1% annual increase driven by continued demand and limited supply.

Property Overview - Series #KYLBE

Timeline

  Ark7, the company's Managing Member and Series #KYLBE entered into an inter-company loan agreement on Jul 8, 2019, pursuant to which Ark7 loaned Series #KYLBE $750,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #KYLBE acquired a property located at 3102-3108 California St, Berkeley, CA 94703. The transaction for this purchase was completed on Aug 12, 2019, with a sale price of $1,475,000.
  On Dec 12, 2019, Ark7 Properties LLC established Series #KYLBE for the purpose of acquiring the property located at 3102-3108 California St, Berkeley, CA 94703 (the "California Property") from a third-party seller.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	3102-3108 California St, Berkeley, CA 94703

Type of Property	Multi-Family Home

Square Foot	3,992 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	6 units

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 137,000.00

Debt on property	$ 756,250.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #KYLBE holders will not be sought.

Property History

The multi-family home located at 3102-3108 California St, Berkeley, CA 94703. The California Property was built in 1961. The California Property expects to incur approximately $137,000.00 of costs related to certain improvement projects to the property.

Acquisition of the California Property

Series #KYLBE completed the acquisition of the California Property on August 12, 2019. The acquisition of the California Property was funded via a cash payment in the amount of $1,475,000.00. The California Property is being held by Series #KYLBE. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The California Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $137,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #KYLBE.

Asset Manager

The Managing Member appointed the Asset Manager to manage the California Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The California Property will be listed for rent once vacant at $10,040 per month ($120,480 annually), consistent with similar multi-family homes in Berkeley, CA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $5,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $137,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the California Property for 10 or more years during which time, we will operate the California Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #KYLBE interest holders. The determination as to when the California Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the California Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a stable and supply-limited multifamily housing market in Berkeley, CA 94703. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and CoStar highlight broader market dynamics influencing small multifamily assets in the area.

  In November 2025, the median sale price for small multifamily buildings (2-10 units) in Berkeley averaged approximately $1.85 million, reflecting a 2.2% year-over-year increase. For 6-unit properties specifically, typical valuations ranged between $1.7 million and $2.3 million, depending on unit mix, building condition, and rental income. A property like 3102-3108 California St generally fits within this valuation band given its size and location.
  The 94703 ZIP code benefits from strong rental demand due to its proximity to UC Berkeley, Downtown Berkeley, BART stations, and regional employment centers across the East Bay. Multifamily occupancy levels remained high at approximately 96% as of November 2025, and small multifamily properties continued to sell steadily, with average time on market around 30 days, consistent with the prior year.
  Recent U.S. Census estimates show Berkeley's population at roughly 120,000 residents as of 2025, supported by a stable renter base and limited opportunities for new housing development due to regulatory and land-use constraints.
  Active listings for small multifamily buildings in Berkeley increased only 2% year-over-year, keeping inventory extremely limited and maintaining competitive conditions for investors seeking well-situated assets.
  As of November 2025, average rents for 1- and 2-bedroom units in Class B/C small multifamily buildings across Berkeley ranged from $2,450 to $3,200 per month, marking a 3.2% annual increase consistent with the broader Bay Area's constrained supply and sustained demand.

Property Overview - Series #DJVWQ

Timeline

  Ark7, the company's Managing Member and Series #DJVWQ entered into an inter-company loan agreement on May 15, 2020, pursuant to which Ark7 loaned Series #DJVWQ $850,000 for the purpose of purchasing the Mabel Property.
  On Jul 28, 2020, Ark7 Properties LLC established Series #DJVWQ for the purpose of acquiring the property located at 2314 Bonar St, Berkeley, CA 94702 (the "Bonar Property") from a third-party seller.
  Ark7 Properties LLC - Series #DJVWQ acquired a property located at 2314 Bonar St, Berkeley, CA 94702. The transaction for this purchase was completed on Sep 11, 2020, with a sale price of $1,949,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	2314 Bonar St, Berkeley, CA 94702

Type of Property	Multi-Family Home

Square Foot	3,670 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	5 units

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 192,000.00

Debt on property	$ 1,169,400.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #DJVWQ holders will not be sought.

Property History

The multi-family home located at 2314 Bonar St, Berkeley, CA 94702. The Bonar Property was built in 1945. The Bonar Property expects to incur approximately $192,000.00 of costs related to certain improvement projects to the property.

Acquisition of the Bonar Property

Series #DJVWQ completed the acquisition of the Bonar Property on September 11, 2020. The acquisition of the Bonar Property was funded via a cash payment in the amount of $1,949,000.00. The Bonar Property is being held by Series #DJVWQ. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Bonar Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $192,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #DJVWQ.

Asset Manager

The Managing Member appointed the Asset Manager to manage the Bonar Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Bonar Property will be listed for rent once vacant at $13,400 per month ($160,800 annually), consistent with similar multi-family homes in Berkeley, CA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $5,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $192,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Bonar Property for 10 or more years during which time, we will operate the Bonar Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #DJVWQ interest holders. The determination as to when the Bonar Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Bonar Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a stable and supply-constrained multifamily housing market in Berkeley, CA 94702. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and CoStar provide a clear view of broader trends in the area.

  In November 2025, the median sale price for small multifamily buildings (2-10 units) in Berkeley averaged approximately $1.85 million, representing a 2.2% year-over-year increase. For 5-unit properties specifically, typical valuations ranged from $1.6 million to $2.2 million, depending on unit mix, building condition, and rental income levels. A property such as 2314 Bonar St would generally fall within this pricing range given its size and location.
  The 94702 ZIP code benefits from strong rental demand due to its proximity to UC Berkeley, Downtown Berkeley, BART access, and major East Bay employment centers. Multifamily occupancy remained high at approximately 96% as of November 2025, with small multifamily assets continuing to move steadily, averaging 28 days on market, similar to the prior year.
  Based on recent U.S. Census estimates, Berkeley's population stood at approximately 120,000 residents as of 2025. Limited land availability, strict zoning requirements, and high construction costs continue to restrict new multifamily supply, supporting long-term rental strength.
  Active listings for small multifamily buildings in Berkeley increased only 2% year-over-year, keeping inventory tight and sustaining competitive investor interest in well-located, stabilized assets.
  As of November 2025, average rents for 1- and 2-bedroom units in Class B/C small multifamily buildings in Berkeley ranged from $2,450 to $3,150 per month, reflecting a 3.1% annual increase driven by steady demand and constrained supply.

Property Overview - Series #XZQRZ

Timeline

  On Jan 25, 2021, Ark7 Properties LLC established Series #XZQRZ for the purpose of acquiring the property located at 5250 12th Ave NE, Seattle, WA 98105 (the "12th Ave NE Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #XZQRZ entered into an inter-company loan agreement on Mar 26, 2021, pursuant to which Ark7 loaned Series #XZQRZ $1,160,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #XZQRZ acquired a property located at 5250 12th Ave NE, Seattle, WA 98105. The transaction for this purchase was completed on Mar 31, 2021, with a sale price of $1,150,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	5250 12th Ave NE, Seattle, WA 98105

Type of Property	Multi-Family Home

Square Foot	2,820 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	2 units

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 250,000.00

Debt on property	$1,160,000.00 due and payable to Ark7. $ 690,000.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #XZQRZ holders will not be sought.

Property History

The multi-family home located at 5250 12th Ave NE, Seattle, WA 98105. The 12th Ave NE Property was built in 1924. The 12th Ave NE Property expects to incur approximately $250,000.00 of costs related to certain improvement projects to the property.

Acquisition of the 12th Ave NE Property

Series #XZQRZ completed the acquisition of the 12th Ave NE Property on March 31, 2021. The acquisition of the 12th Ave NE Property was funded via a cash payment in the amount of $1,150,000.00. The 12th Ave NE Property is being held by Series #XZQRZ. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The 12th Ave NE Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $250,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #XZQRZ.

Asset Manager

The Managing Member appointed the Asset Manager to manage the 12th Ave NE Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The 12th Ave NE Property will be listed for rent once vacant at $6,220 per month ($74,640 annually), consistent with similar multi-family homes in Seattle, WA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $3,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $250,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the 12th Ave NE Property for 10 or more years during which time, we will operate the 12th Ave NE Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #XZQRZ interest holders. The determination as to when the 12th Ave NE Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the 12th Ave NE Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a steady and competitive housing market in Seattle, WA 98105. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market reports outline broader trends in the area.

  In November 2025, the median sale price for residential properties in the 98105 ZIP code was approximately $1,050,000, reflecting a 2.4 percent increase compared to the previous year. Duplex and small multifamily homes in this area typically ranged from $950,000 to $1,250,000 depending on configuration, updates, and income potential. A property such as 5250 12th Ave NE, featuring four bedrooms and three bathrooms, generally fits within this range based on location and unit layout.
  The 98105 area benefits from its close proximity to the University of Washington, major employment hubs, and transit access, supporting consistent demand from students, faculty, medical professionals, and long term renters. The neighborhood remains highly desirable due to walkability, amenities, and strong access to public transportation.
  Market activity in this ZIP code remained strong, with average days on market around nineteen days as of November 2025, compared to twenty two days the previous year. Approximately thirty percent of listings sold above their asking prices, reflecting continued competition for well located and well maintained properties.
  According to recent United States Census estimates, Seattle's population reached approximately seven hundred fifty thousand residents in 2025, with the University District seeing ongoing demand from both renters and owner occupants.
  Active listings in the 98105 area increased by about three percent year over year, providing slightly more inventory while remaining below long term averages.
  As of November 2025, the average rent for units in duplex and small multifamily properties in the University District ranged from $2,600 to $3,200 per month depending on unit size and condition, representing a 3.0 percent annual increase.

Property Overview - Series #DTMEW

Timeline

  On Jan 25, 2021, Ark7 Properties LLC established Series #DTMEW for the purpose of acquiring the property located at 5150 Ranstead St, Philadelphia, PA 19139 (the "Ranstead Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #DTMEW entered into an inter-company loan agreement on Oct 1, 2021, pursuant to which Ark7 loaned Series #DTMEW $170,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #DTMEW acquired a property located at 5150 Ranstead St, Philadelphia, PA 19139. The transaction for this purchase was completed on Oct 1, 2021, with a sale price of $172,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	5150 Ranstead St, Philadelphia, PA 19139

Type of Property	Townhouse

Square Foot	1,050 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	3 bedrooms and 1 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 76,000.00

Debt on property	$ 105,500.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #DTMEW holders will not be sought.

Property History

The townhouse located at 5150 Ranstead St, Philadelphia, PA 19139. The Ranstead Property was built in 1925. The Ranstead Property expects to incur approximately $76,000.00 of costs related to certain improvement projects to the property.

Acquisition of the Ranstead Property

Series #DTMEW completed the acquisition of the Ranstead Property on October 1, 2021. The acquisition of the Ranstead Property was funded via a cash payment in the amount of $172,000.00. The Ranstead Property is being held by Series #DTMEW. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Ranstead Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $76,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #DTMEW.

Asset Manager

The Managing Member appointed the Asset Manager to manage the Ranstead Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Ranstead Property will be listed for rent once vacant at $1,700 per month ($20,400 annually), consistent with similar townhouses in Philadelphia, PA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $2,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $76,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Ranstead Property for 10 or more years during which time, we will operate the Ranstead Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #DTMEW interest holders. The determination as to when the Ranstead Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Ranstead Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a steady yet affordability driven housing market in Philadelphia, PA 19139. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market data reflect broader trends influencing this neighborhood.

  In November 2025, the median home sale price for townhomes in the 19139 ZIP code was approximately $195,000, representing a 2.0 percent increase compared to the previous year. For three bedroom, one bathroom properties specifically, typical sale prices ranged from $170,000 to $215,000 depending on condition, renovations, and block level characteristics. A property such as 5150 Ranstead St generally fits within this pricing range.
  The 19139 area benefits from its location in West Philadelphia with access to transit, proximity to University City, and ongoing community level revitalization. Demand remains consistent among both owner occupants and investors seeking affordable entry points into the Philadelphia market.
  Market activity in this ZIP code remains steady, with average days on market around thirty two days as of November 2025, compared to thirty five days during the previous year. Approximately twenty two percent of homes sold above their listing prices, showing continued interest in well maintained properties.
  According to recent United States Census estimates, Philadelphia's population remained stable at approximately one million six hundred thousand residents in 2025, with West Philadelphia neighborhoods experiencing modest growth linked to university and medical district expansion.
  Active listings in the 19139 ZIP code increased by around four percent year over year, providing buyers with more options while maintaining balanced market conditions.
  As of November 2025, the average rent for a three bedroom townhouse in West Philadelphia was approximately $1,450 per month, reflecting a 3.1 percent increase compared to November 2024.

Property Overview - Series #KM1OU

Timeline

  On Jan 25, 2021, Ark7 Properties LLC established Series #KM1OU for the purpose of acquiring the property located at 751-777 St Paul Ave, Memphis, TN 38126 (the "St Paul Ave Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #KM1OU entered into an inter-company loan agreement on Oct 1, 2021, pursuant to which Ark7 loaned Series #KM1OU $750,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #KM1OU acquired a property located at 751-777 St Paul Ave, Memphis, TN 38126. The transaction for this purchase was completed on Oct 15, 2021, with a sale price of $750,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	751-777 St Paul Ave, Memphis, TN 38126

Type of Property	Multi-Family Home

Square Foot	11,130 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	14 units

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 190,000.00

Debt on property	$ 483,000.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #KM1OU holders will not be sought.

Property History

The multi-family home located at 751-777 St Paul Ave, Memphis, TN 38126. The St Paul Ave Property was built in 1922. The St Paul Ave Property expects to incur approximately $190,000.00 of costs related to certain improvement projects to the property.

Acquisition of the St Paul Ave Property

Series #KM1OU completed the acquisition of the St Paul Ave Property on October 15, 2021. The acquisition of the St Paul Ave Property was funded via a cash payment in the amount of $750,000.00. The St Paul Ave Property is being held by Series #KM1OU. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The St Paul Ave Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $190,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #KM1OU.

Asset Manager

The Managing Member appointed the Asset Manager to manage the St Paul Ave Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The St Paul Ave Property will be listed for rent once vacant at $9,285 per month ($111,420 annually), consistent with similar multi-family homes in Memphis, TN.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $14,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $190,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the St Paul Ave Property for 10 or more years during which time, we will operate the St Paul Ave Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #KM1OU interest holders. The determination as to when the St Paul Ave Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the St Paul Ave Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a stabilizing multifamily housing market in Memphis, TN 38126. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and CoStar highlight broader trends in the area.

  In November 2025, the median sale price for multifamily properties in Memphis was approximately $1.15 million, reflecting a 2.8% increase year-over-year. For small-to-mid-size complexes between 10 and 20 units, typical valuations ranged from $900,000 to $1.3 million, placing a 14-unit property such as 751-777 St Paul Ave within this range depending on occupancy, condition, and renovation level.
  The 38126 area benefits from proximity to Downtown Memphis and steady rental demand tied to logistics, healthcare, and service-sector employment. Multifamily occupancy rates averaged about 92% as of November 2025, and properties spent roughly 48 days on the market, down from 55 days the prior year.
  Based on recent U.S. Census estimates, Memphis' population was approximately 624,000 as of 2025, with continued urban-core redevelopment supporting ongoing rental demand in the 38126 ZIP code.
  Active multifamily listings in Memphis increased by about 5% year-over-year as of November 2025, providing moderate additional inventory while maintaining investor interest in value-add and workforce housing opportunities.
  As of November 2025, average rents for one- to two-bedroom units in Class B/C multifamily buildings near the city center ranged from $725 to $1,050 per month, reflecting a 3.5% annual increase and continued affordability-driven demand.

Property Overview - Series #EKPES

Timeline

  On Jan 18, 2022, Ark7 Properties LLC established Series #EKPES for the purpose of acquiring the property located at 1708 W Jefferson St, Philadelphia, PA 19121 (the "Jefferson St Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #EKPES entered into an inter-company loan agreement on Mar 1, 2022, pursuant to which Ark7 loaned Series #EKPES $440,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #EKPES acquired a property located at 1708 W Jefferson St, Philadelphia, PA 19121. The transaction for this purchase was completed on Apr 19, 2022, with a sale price of $392,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	1708 W Jefferson St, Philadelphia, PA 19121

Type of Property	Townhouse

Square Foot	2,400 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Configuration	5 bedrooms and 2.5 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 148,000.00

Debt on property	$440,000.00 due and payable to Ark7. $ 196,000.00 from third-party lenders.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #EKPES holders will not be sought.

Property History

The townhouse located at 1708 W Jefferson St, Philadelphia, PA 19121. The Jefferson St Property was built in 1915. The Jefferson St Property expects to incur approximately $148,000.00 of costs related to certain improvement projects to the property.

Acquisition of the Jefferson St Property

Series #EKPES completed the acquisition of the Jefferson St Property on April 19, 2022. The acquisition of the Jefferson St Property was funded via a cash payment in the amount of $392,000.00. The Jefferson St Property is being held by Series #EKPES. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Jefferson St Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $148,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #EKPES.

Asset Manager

The Managing Member appointed the Asset Manager to manage the Jefferson St Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Jefferson St Property will be listed for rent once vacant at $2,600 per month ($31,200 annually), consistent with similar townhouses in Philadelphia, PA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $2,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $148,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Jefferson St Property for 10 or more years during which time, we will operate the Jefferson St Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #EKPES interest holders. The determination as to when the Jefferson St Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Jefferson St Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of November 1, 2025, the latest data from various sources indicates a steady and investor focused housing market in Philadelphia, PA 19121. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market reports highlight broader trends shaping the North Philadelphia and Temple University areas.

  In November 2025, the median sale price for townhomes in the 19121 ZIP code was approximately $265,000, reflecting a 2.5 percent increase compared to the previous year. Larger townhomes with five bedrooms and two and one half bathrooms typically ranged from $240,000 to $310,000 depending on condition, renovations, and rental income potential. A property such as 1708 W Jefferson St generally aligns with this pricing range.
  The 19121 area continues to benefit from strong demand associated with Temple University, expanding redevelopment corridors, and consistent interest from both owner occupants and investors seeking rental opportunities. Proximity to transit and ongoing neighborhood improvements also support demand.
  Market activity remains steady, with average days on market around thirty three days as of November 2025, compared to thirty seven days during the prior year. Approximately twenty three percent of townhomes sold above their listing prices, indicating continued interest in renovated and well maintained properties.
  According to recent United States Census estimates, Philadelphia's population remained stable at approximately one million six hundred thousand residents in 2025, with North Philadelphia neighborhoods showing gradual improvement linked to institutional investment and housing demand.
  Active listings in the 19121 ZIP code increased by about four percent year over year, offering slightly more inventory while maintaining a balanced but competitive environment.
  As of November 2025, the average rent for larger multi bedroom townhomes near Temple University ranged from $525 to $700 per bedroom per month depending on condition and proximity to campus, reflecting a 3.2 percent increase compared to November 2024.

Property Overview - Series #LCYPL

Timeline

  On Sep 10, 2021, Ark7 Properties LLC established Series #LCYPL for the purpose of acquiring the property located at 20 N. State St, Unit 508, Chicago, IL 60602 (the "State St 508 Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #LCYPL entered into an inter-company loan agreement on May 27, 2026, pursuant to which Ark7 loaned Series #LCYPL $245,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #LCYPL acquired a property located at 20 N. State St, Unit 508, Chicago, IL 60602. The transaction for this purchase was completed on May 27, 2026, with a sale price of $239,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	20 N. State St, Unit 508, Chicago, IL 60602

Type of Property	Condominium

Square Foot	730 square feet

HOA	The total annual assessments paid to the community association are $7,000 per year, paid monthly.

Configuration	1 bedrooms and 1 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 500.00

Debt on property	$245,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #LCYPL holders will not be sought.

Property History

The condominium located at 20 N. State St, Unit 508, Chicago, IL 60602. The State St 508 Property was built in 1929. The State St 508 Property expects to incur approximately $500.00 of costs related to certain improvement projects to the property.

Acquisition of the State St 508 Property

Series #LCYPL completed the acquisition of the State St 508 Property on May 27, 2026. The acquisition of the State St 508 Property was funded via a cash payment in the amount of $239,000.00. The State St 508 Property is being held by Series #LCYPL. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The State St 508 Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $500.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #LCYPL.

Asset Manager

The Managing Member appointed the Asset Manager to manage the State St 508 Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The State St 508 Property will be listed for rent once vacant at $2,100 per month ($25,200 annually), consistent with similar condominiums in Chicago, IL.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $500.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the State St 508 Property for 10 or more years during which time, we will operate the State St 508 Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #LCYPL interest holders. The determination as to when the State St 508 Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the State St 508 Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of April 2026, the latest data from various sources indicates a stable condominium market in Chicago, IL 60602. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market reports reflect broader trends within Chicago's Loop neighborhood.

  In April 2026, the median home sale price for condominium units in Chicago, IL 60602 was approximately $445,000. For one bedroom, one bathroom condominiums specifically, typical sale prices ranged from $220,000 to $290,000 depending on square footage, building amenities, and interior updates. A property such as 20 N State St, Unit 508 generally aligns with this pricing range.
  The 60602 area benefits from its central Loop location, offering convenient access to major employers, public transportation, shopping, dining, and cultural attractions. Demand remains supported by professionals seeking walkable urban living in downtown Chicago.
  The Chicago, IL 60602 market remained balanced as of April 2026, with condominium properties averaging approximately 65 days on market and sale to list price ratios near 99.5 percent, reflecting stable pricing conditions.
  Based on recent U.S. Census estimates, Chicago's population remained near 2.7 million residents in 2026, with downtown neighborhoods continuing to benefit from residential, employment, and tourism activity.
  The number of condominium listings in Chicago, IL 60602 increased modestly during early 2026, providing buyers with additional inventory while maintaining stable property values.
  As of April 2026, the average rent for a one bedroom condominium in Chicago, IL 60602 ranged from approximately $2,150 to $2,500 per month, reflecting continued demand for centrally located housing.

Property Overview - Series #FFKEC

Timeline

  On Sep 14, 2021, Ark7 Properties LLC established Series #FFKEC for the purpose of acquiring the property located at 28378 Blackjack Dr, Menifee, CA 92585 (the "Blackjack Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #FFKEC entered into an inter-company loan agreement on Jun 8, 2026, pursuant to which Ark7 loaned Series #FFKEC $670,000 for the purpose of purchasing the Mabel Property.
  Ark7 Properties LLC - Series #FFKEC acquired a property located at 28378 Blackjack Dr, Menifee, CA 92585. The transaction for this purchase was completed on Jun 8, 2026, with a sale price of $660,000.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	28378 Blackjack Dr, Menifee, CA 92585

Type of Property	Single Family Home

Square Foot	2,212 square feet

HOA	The total annual assessments paid to the community association are $1,056 per year, paid monthly.

Configuration	4 bedrooms and 3 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 2,000.00

Debt on property	$670,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #FFKEC holders will not be sought.

Property History

The single family home located at 28378 Blackjack Dr, Menifee, CA 92585. The Blackjack Property was built in 2023. The Blackjack Property expects to incur approximately $2,000.00 of costs related to certain improvement projects to the property.

Acquisition of the Blackjack Property

Series #FFKEC completed the acquisition of the Blackjack Property on June 8, 2026. The acquisition of the Blackjack Property was funded via a cash payment in the amount of $660,000.00. The Blackjack Property is being held by Series #FFKEC. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Blackjack Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $2,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #FFKEC.

Asset Manager

The Managing Member appointed the Asset Manager to manage the Blackjack Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Blackjack Property will be listed for rent once vacant at $3,150 per month ($37,800 annually), consistent with similar single family homes in Menifee, CA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $2,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Blackjack Property for 10 or more years during which time, we will operate the Blackjack Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #FFKEC interest holders. The determination as to when the Blackjack Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Blackjack Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of April 2026, the latest data from various sources indicates a stable and growing housing market in Menifee, CA 92585. While not specific to this property, insights from Redfin, Zillow, Realtor.com, and local market reports reflect broader trends shaping the area.

  In April 2026, the median home sale price for single family homes in Menifee, CA 92585 was approximately $593,000, representing a 2.2 percent increase compared to the previous year. For four bedroom, three bathroom homes specifically, typical sale prices ranged from $600,000 to $700,000 depending on age, upgrades, and lot size. A property such as 28378 Blackjack Dr generally aligns with this pricing range based on its size and location.
  Menifee continues to attract buyers seeking affordability relative to coastal Southern California markets while maintaining access to employment centers throughout Riverside County and the Inland Empire. The city benefits from strong population growth, newer housing developments, and expanding retail and community amenities.
  The 92585 area remains moderately competitive, with homes averaging approximately 46 to 63 days on market as of April 2026. Approximately 38 percent of homes sold above their listing prices, reflecting continued demand for well maintained properties.
  Based on recent estimates, Menifee's population exceeded 115,000 residents in 2026, making it one of the fastest growing cities in Riverside County.
  Active listings in the 92585 ZIP code remained relatively stable during early 2026, providing buyers with additional inventory while supporting balanced market conditions.
  As of April 2026, the average rent for a four bedroom single family home in Menifee ranged from approximately $3,100 to $3,400 per month, reflecting continued demand from families seeking larger homes in growing suburban communities.

THE COMPANY'S PROPERTIES

  On January 15, 2021, Ark7 Properties LLC - Series #PBIUH purchased an investment property located at 901 Solitude Dr., Pflugerville, TX 78660 for $322,000. The property is a single family home.
  On February 5, 2021, Ark7 Properties LLC - Series #PFUNR purchased an investment property located at 2016 Creole Dr, Austin, TX 78727 for $500,000. The property is a single family home.
  On February 9, 2021, Ark7 Properties LLC - Series #8YFFL purchased an investment property located at 1804 Laminar Creek Rd, Cedar Park, TX 78613 for $465,000. The property is a single family home.
  On October 21, 2021, Ark7 Properties LLC - Series #SOYGJ purchased an investment property located at 691 W Fairview St, Chandler, AZ 85225 for $450,000. The property is a single family home.
  On November 4, 2021, Ark7 Properties LLC - Series #RUSUU purchased an investment property located at 1872 W Springfield Way, Chandler, AZ 85286 for $447,000. The property is a single family home.
  On May 31, 2022, Ark7 Properties LLC - Series #TBQSK purchased an investment property located at 1829 N Bouvier St, Philadelphia, PA 19121 for $780,000. The property is a multi-family home.
  On November 27, 2019, Ark7 Properties LLC - Series #MHQNN purchased an investment property located at 2924 Mabel St, Berkeley, CA 94702 for $1,542,000. The property is a multi-family home.
  On August 12, 2019, Ark7 Properties LLC - Series #KYLBE purchased an investment property located at 3102-3108 California St, Berkeley, CA 94703 for $1,475,000. The property is a multi-family home.
  On September 11, 2020, Ark7 Properties LLC - Series #DJVWQ purchased an investment property located at 2314 Bonar St, Berkeley, CA 94702 for $1,949,000. The property is a multi-family home.
  On March 31, 2021, Ark7 Properties LLC - Series #XZQRZ purchased an investment property located at 5250 12th Ave NE, Seattle, WA 98105 for $1,150,000. The property is a multi-family home.
  On October 1, 2021, Ark7 Properties LLC - Series #DTMEW purchased an investment property located at 5150 Ranstead St, Philadelphia, PA 19139 for $172,000. The property is a townhouse.
  On October 15, 2021, Ark7 Properties LLC - Series #KM1OU purchased an investment property located at 751-777 St Paul Ave, Memphis, TN 38126 for $750,000. The property is a multi-family home.
  On April 19, 2022, Ark7 Properties LLC - Series #EKPES purchased an investment property located at 1708 W Jefferson St, Philadelphia, PA 19121 for $392,000. The property is a townhouse.
  On May 27, 2026, Ark7 Properties LLC - Series #LCYPL purchased an investment property located at 20 N. State St, Unit 508, Chicago, IL 60602 for $239,000. The property is a condominium.
  On June 8, 2026, Ark7 Properties LLC - Series #FFKEC purchased an investment property located at 28378 Blackjack Dr, Menifee, CA 92585 for $660,000. The property is a single family home.

As of the date of this Offering Circular, Ark7 Inc., the company's Asset Manager and Managing Member, does not own any additional properties and does not intend to acquire additional properties for the acquisition of company or any future series of the company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties LLC was formed on October 31, 2018 ("Inception") in the State of Delaware. Ark7 Properties LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - year ended December 31, 2025 and 2024

Revenues are generated at the series level. For the year ended December 31, 2025 and 2024, the Series aggregated together generated $799,804 and $785,481, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2025	Gross Rental Income as of December 31, 2024
#8YFFL	$ 27,130	$ 27,270
#BOBHU	$ 0	$ 0
#DJVWQ	$ 199,386	$ 187,968
#DTMEW	$ 11,782	$ 16,200
#EKPES	$ 5,327	$ 400
#KM1OU	$ 76,802	$ 104,459
#KYLBE	$ 132,173	$ 104,294
#MHQNN	$ 136,197	$ 147,275
#OYNYT	$ 0	$ 0
#PBIUH	$ 24,600	$ 16,550
#PFUNR	$ 29,220	$ 26,993
#RUSUU	$ 24,373	$ 27,605
#SOYGJ	$ 32,039	$ 28,362
#TBQSK	$ 16,192	$ 24,002
#XZQRZ	$ 84,584	$ 74,103

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2025	Expenses Relating to Operating of the Property as of December 31, 2024
#8YFFL	$ 13,175	$ 11,316
#BOBHU	$ 71	$ 135
#DJVWQ	$ 74,223	$ 60,534
#DTMEW	$ 20,838	$ 12,913
#EKPES	$ 12,488	$ 7,882
#KM1OU	$ 76,777	$ 46,708
#KYLBE	$ 57,137	$ 51,029
#MHQNN	$ 67,352	$ 55,645
#OYNYT	$ 125	$ 121
#PBIUH	$ 9,824	$ 9,200
#PFUNR	$ 16,513	$ 14,905
#RUSUU	$ 8,251	$ 3,908
#SOYGJ	$ 7,205	$ 5,929
#TBQSK	$ 19,885	$ 5,560
#XZQRZ	$ 25,834	$ 22,373

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2025	Net Income (Loss) as of December 31, 2024
#8YFFL	$ (2,367)	$ 1,705
#BOBHU	$ (71)	$ (135)
#DJVWQ	$ 19,902	$ 44,735
#DTMEW	$ (23,493)	$ (8,725)
#EKPES	$ (81,782)	$ (46,785)
#KM1OU	$ (78,360)	$ (31,824)
#KYLBE	$ (15,721)	$ 914
#MHQNN	$ (23,373)	$ 34,112
#OYNYT	$ (125)	$ (121)
#PBIUH	$ 2,070	$ (2,374)
#PFUNR	$ (5,948)	$ (4,626)
#RUSUU	$ (22,283)	$ (15,833)
#SOYGJ	$ (23,662)	$ (16,210)
#TBQSK	$ (25,900)	$ (4,395)
#XZQRZ	$ (24,901)	$ (29,562)

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of December 31, 2025, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of December 31, 2025
#8YFFL	$ 1,457
#BOBHU	$ 0
#DJVWQ	$ 0
#DTMEW	$ (1,199)
#EKPES	$ 6,418
#KM1OU	$ (28,054)
#KYLBE	$ 0
#MHQNN	$ 0
#OYNYT	$ 0
#PBIUH	$ 418
#PFUNR	$ 2,134
#RUSUU	$ 536
#SOYGJ	$ 2,482
#TBQSK	$ (4,094)
#XZQRZ	$ 3,701

An additional $0 of cash is held by Ark7 Properties LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #8YFFL

On February 1, 2021, the APL - Series #8YFFL executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #8YFFL borrowed $490,000 at 8% interest with a maturity of January 31, 2024. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $335, respectively.

Series #DJVWQ

On May 15, 2020, the APL - Series #DJVWQ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #DJVWQ borrowed $850,000 at 7% interest with a maturity of May 14, 2021. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #DTMEW

On October 1, 2021, the APL - Series #DTMEW executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #DTMEW borrowed $170,000 at 8% interest with a maturity of September 30, 2022. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #EKPES

On March 1, 2022, the APL - Series #EKPES executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #EKPES borrowed $440,000 at 8% interest with a maturity of February 28, 2026. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $59,366 and $27,381, respectively.

Series #FFKEC

On June 8, 2026, the APL - Series #FFKEC executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #FFKEC borrowed $670,000 at 10% interest with a maturity of June 7, 2027. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #KM1OU

On October 1, 2021, the APL - Series #KM1OU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #KM1OU borrowed $750,000 at 8% interest with a maturity of September 30, 2025. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $24,845 and $33,432, respectively.

Series #KYLBE

On July 8, 2019, the APL - Series #KYLBE executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #KYLBE borrowed $750,000 at 7% interest with a maturity of December 7, 2020. The loan was paid off in 2020, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #LCYPL

On May 27, 2026, the APL - Series #LCYPL executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #LCYPL borrowed $245,000 at 10% interest with a maturity of May 26, 2027. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #MHQNN

On July 8, 2019, the APL - Series #MHQNN executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #MHQNN borrowed $750,000 at 7% interest with a maturity of October 7, 2020. The loan was paid off in 2020, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #PBIUH

On January 1, 2021, the APL - Series #PBIUH executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #PBIUH borrowed $340,000 at 8% interest with a maturity of December 31, 2021. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #PFUNR

On February 1, 2021, the APL - Series #PFUNR executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #PFUNR borrowed $550,000 at 8% interest with a maturity of January 31, 2022. The loan was paid off in 2021, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $0, respectively.

Series #RUSUU

On October 1, 2021, the APL - Series #RUSUU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #RUSUU borrowed $470,000 at 8% interest with a maturity of September 30, 2026. The loan was paid off in 2051, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $23,987 and $27,049, respectively.

Series #SOYGJ

On October 1, 2021, the APL - Series #SOYGJ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #SOYGJ borrowed $480,000 at 8% interest with a maturity of September 30, 2026. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $33,613 and $24,050, respectively.

Series #TBQSK

On May 1, 2022, the APL - Series #TBQSK executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #TBQSK borrowed $810,000 at 8% interest with a maturity of April 30, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $0 and $780, respectively.

Series #XZQRZ

On March 26, 2021, the APL - Series #XZQRZ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APL - Series #XZQRZ borrowed $1,160,000 at 8% interest with a maturity of March 25, 2027. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2025 and 2024 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2024 was $55,421 and $57,357, respectively.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties LLC - Series #PBIUH	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #PFUNR	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #8YFFL	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #SOYGJ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #RUSUU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #TBQSK	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #MHQNN	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #KYLBE	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #DJVWQ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #XZQRZ	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #DTMEW	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #KM1OU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #EKPES	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #LCYPL	Ark7 Inc.	Ark7 Inc.
Ark7 Properties LLC - Series #FFKEC	Ark7 Inc.	Ark7 Inc.

Executives and Directors

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

Indemnification of the Manager

The operating agreement stipulates that none of our manager, current or former directors, officers, employees, partners, shareholders, members, controlling individuals, agents, or independent contractors of our manager, nor individuals acting on behalf of our company in specific roles concerning other entities, will be held accountable to our company, any series, or any stakeholders for any actions or failures to act unless conclusively determined by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence. Each series will indemnify these individuals using its assets against all liabilities and losses, including payments for judgments, fines, penalties, or litigation settlements, along with legal fees and expenses, incurred as a result of their service to our company or that particular series, unless conclusively determined otherwise by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence.

Manager Affiliates

The asset manager controls the following affiliated entities that also seek to issue securities pursuant to Tier 2 of Regulation A:

  Ark7 Properties Plus LLC - Ark7 Properties Plus LLC was formed on March 17, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Plus LLC.
  Ark7 Properties Advance LLC - Ark7 Properties Advance LLC was formed on October 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Advance LLC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the year ended December 31, 2025, the company did not compensate any director or executive officer for their services to Ark7 Properties LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2025 each Series paid the following Asset Manager Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ -
Series #KYLBE	$ -
Series #DJVWQ	$ -
Series #PBIUH	$ -
Series #PFUNR	$ -
Series #8YFFL	$ -
Series #XZQRZ	$ -
Series #DTMEW	$ -
Series #SOYGJ	$ -
Series #RUSUU	$ -
Series #KM1OU	$ -
Series #TBQSK	$ -
Series #EKPES	$ -
Series #LCYPL	N/A
Series #FFKEC	N/A

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2025 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ -
Series #KYLBE	$ -
Series #DJVWQ	$ -
Series #PBIUH	$ -
Series #PFUNR	$ -
Series #8YFFL	$ -
Series #XZQRZ	$ -
Series #DTMEW	$ -
Series #SOYGJ	$ -
Series #RUSUU	$ -
Series #KM1OU	$ -
Series #TBQSK	$ -
Series #EKPES	$ -
Series #LCYPL	N/A
Series #FFKEC	N/A

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

From time to time, the Managing Member or its affiliates may advance funds to a Series to facilitate acquisitions or operations. Such advances may be interest-bearing or non-interest-bearing, with terms that may vary among Series and across time. Historical advances have included fixed-rate and variable-rate arrangements, some with prepayment flexibility and others without. Any future advances, if made, will be provided on terms determined by the Managing Member at the time of the advance.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)	Percent of Voting Power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of July 1, 2026, Series #PBIUH had 10,840 Series Interests issued and outstanding and 10,840 Series Interests have been authorized.

As of July 1, 2026, Series #PFUNR had 20,890 Series Interests issued and outstanding and 20,890 Series Interests have been authorized.

As of July 1, 2026, Series #8YFFL had 103,300 Series Interests issued and outstanding and 103,300 Series Interests have been authorized.

As of July 1, 2026, Series #SOYGJ had 7,160 Series Interests issued and outstanding and 7,160 Series Interests have been authorized.

As of July 1, 2026, Series #RUSUU had 7,410 Series Interests issued and outstanding and 7,410 Series Interests have been authorized.

As of July 1, 2026, Series #TBQSK had 10,570 Series Interests issued and outstanding and 10,570 Series Interests have been authorized.

As of July 1, 2026, Series #MHQNN had 14,220 Series Interests issued and outstanding and 23,000 Series Interests have been authorized.

As of July 1, 2026, Series #KYLBE had 15,749 Series Interests issued and outstanding and 21,850 Series Interests have been authorized.

As of July 1, 2026, Series #DJVWQ had 62,378 Series Interests issued and outstanding and 87,850 Series Interests have been authorized.

As of July 1, 2026, Series #XZQRZ had 21,265 Series Interests issued and outstanding and 24,560 Series Interests have been authorized.

As of July 1, 2026, Series #DTMEW had 2,422 Series Interests issued and outstanding and 2,705 Series Interests have been authorized.

As of July 1, 2026, Series #KM1OU had 6,566 Series Interests issued and outstanding and 11,800 Series Interests have been authorized.

As of July 1, 2026, Series #EKPES had 5,638 Series Interests issued and outstanding and 13,500 Series Interests have been authorized.

As of July 1, 2026, Series #LCYPL had 10 Series Interests issued and outstanding and 13,750 Series Interests have been authorized.

As of July 1, 2026, Series #FFKEC had 10 Series Interests issued and outstanding and 37,000 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #PBIUH

On January 1, 2021, Series #PBIUH (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $340,000 to the Borrower.
  Borrower promises to repay $340,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on January 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #PBIUH

On January 15, 2021, Series #PBIUH and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #PBIUH Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #PFUNR

On February 1, 2021, Series #PFUNR (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $550,000 to the Borrower.
  Borrower promises to repay $550,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on February 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #PFUNR

On February 5, 2021, Series #PFUNR and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #PFUNR Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #8YFFL

On February 1, 2021, Series #8YFFL (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $490,000 to the Borrower.
  Borrower promises to repay $490,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on February 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #8YFFL

On February 9, 2021, Series #8YFFL and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #8YFFL Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #SOYGJ

On October 1, 2021, Series #SOYGJ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $480,000 to the Borrower.
  Borrower promises to repay $480,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on September 30, 2026.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #SOYGJ

On October 21, 2021, Series #SOYGJ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #SOYGJ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #RUSUU

On October 1, 2021, Series #RUSUU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $470,000 to the Borrower.
  Borrower promises to repay $470,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2051.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #RUSUU

On November 4, 2021, Series #RUSUU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #RUSUU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #TBQSK

On May 1, 2022, Series #TBQSK (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $810,000 to the Borrower.
  Borrower promises to repay $810,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on May 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #TBQSK

On May 31, 2022, Series #TBQSK and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #TBQSK Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #MHQNN

On July 8, 2019, Series #MHQNN (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $750,000 to the Borrower.
  Borrower promises to repay $750,000 to the Lender, with interest payable on the unpaid principal at the rate of 7.0% per annum, calculated semi-annually not in advance, beginning on July 8, 2019.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 7.0% per annum.
  The loan was paid off in 2020.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #MHQNN

On March 7, 2020, Series #MHQNN and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #MHQNN Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #KYLBE

On July 8, 2019, Series #KYLBE (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $750,000 to the Borrower.
  Borrower promises to repay $750,000 to the Lender, with interest payable on the unpaid principal at the rate of 7.0% per annum, calculated semi-annually not in advance, beginning on July 8, 2019.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 7.0% per annum.
  The loan was paid off in 2020.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #KYLBE

On August 12, 2019, Series #KYLBE and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #KYLBE Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DJVWQ

On May 15, 2020, Series #DJVWQ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $850,000 to the Borrower.
  Borrower promises to repay $850,000 to the Lender, with interest payable on the unpaid principal at the rate of 7.0% per annum, calculated semi-annually not in advance, beginning on May 15, 2020.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DJVWQ

On October 1, 2020, Series #DJVWQ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #DJVWQ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #XZQRZ

On March 26, 2021, Series #XZQRZ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $1,160,000 to the Borrower.
  Borrower promises to repay $1,160,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on March 26, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on March 25, 2027.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #XZQRZ

On March 31, 2021, Series #XZQRZ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #XZQRZ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DTMEW

On October 1, 2021, Series #DTMEW (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $170,000 to the Borrower.
  Borrower promises to repay $170,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2021.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DTMEW

On October 12, 2021, Series #DTMEW and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #DTMEW Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #KM1OU

On October 1, 2021, Series #KM1OU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $750,000 to the Borrower.
  Borrower promises to repay $750,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2021.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan was paid off in 2022.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #KM1OU

On October 15, 2021, Series #KM1OU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #KM1OU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #EKPES

On March 1, 2022, Series #EKPES (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $440,000 to the Borrower.
  Borrower promises to repay $440,000 to the Lender, with interest payable on the unpaid principal at the rate of 8.0% per annum, calculated semi-annually not in advance, beginning on March 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 0.0% per annum.
  The loan will be repaid in full on February 28, 2026.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #EKPES

On April 19, 2022, Series #EKPES and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #EKPES Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #LCYPL

On May 27, 2026, Series #LCYPL (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $245,000 to the Borrower.
  Borrower promises to repay $245,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 27, 2026.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on May 26, 2027.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #LCYPL

On May 27, 2026, Series #LCYPL and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #LCYPL Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #FFKEC

On June 8, 2026, Series #FFKEC (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $670,000 to the Borrower.
  Borrower promises to repay $670,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on June 8, 2026.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on June 7, 2027.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #FFKEC

On June 8, 2026, Series #FFKEC and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  The Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance, and management of the #FFKEC Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the years ended December 31, 2024 and December 31, 2025 each Series paid the following Asset Management Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2024	Asset Management Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ 0	$ 0
Series #KYLBE	$ 0	$ 0
Series #DJVWQ	$ 0	$ 0
Series #PBIUH	$ 0	$ 0
Series #PFUNR	$ 0	$ 0
Series #8YFFL	$ 0	$ 0
Series #XZQRZ	$ 0	$ 0
Series #DTMEW	$ 0	$ 0
Series #SOYGJ	$ 0	$ 0
Series #RUSUU	$ 0	$ 0
Series #KM1OU	$ 0	$ 0
Series #TBQSK	$ 0	$ 0
Series #EKPES	$ 0	$ 0
Series #LCYPL	N/A	N/A
Series #FFKEC	N/A	N/A

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #PBIUH Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #PFUNR Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #8YFFL Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #SOYGJ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #RUSUU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #TBQSK Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #MHQNN Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #KYLBE Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DJVWQ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #XZQRZ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DTMEW Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #KM1OU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #EKPES Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #LCYPL Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #FFKEC Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the years ended December 31, 2024 and December 31, 2025 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2024	Sourcing Fees Paid for the Year Ended December 31, 2025
Series #MHQNN	$ -	$ -
Series #KYLBE	$ -	$ -
Series #DJVWQ	$ -	$ -
Series #PBIUH	$ -	$ -
Series #PFUNR	$ -	$ -
Series #8YFFL	$ -	$ -
Series #XZQRZ	$ -	$ -
Series #DTMEW	$ -	$ -
Series #SOYGJ	$ -	$ -
Series #RUSUU	$ -	$ -
Series #KM1OU	$ -	$ -
Series #TBQSK	$ -	$ -
Series #EKPES	$ -	$ -
Series #LCYPL	N/A	N/A
Series #FFKEC	N/A	N/A

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of APL. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

SECURITIES BEING OFFERED

The following descriptions of the company's Series Interests, certain provisions of Delaware law and certain provisions of the following:

  the Operating Agreement
  certificate of registered series of Ark7 Properties LLC - Series #PBIUH form of series designation #PBIUH
  certificate of registered series of Ark7 Properties LLC - Series #PFUNR form of series designation #PFUNR
  certificate of registered series of Ark7 Properties LLC - Series #8YFFL form of series designation #8YFFL
  certificate of registered series of Ark7 Properties LLC - Series #SOYGJ form of series designation #SOYGJ
  certificate of registered series of Ark7 Properties LLC - Series #RUSUU form of series designation #RUSUU
  certificate of registered series of Ark7 Properties LLC - Series #TBQSK form of series designation #TBQSK
  certificate of registered series of Ark7 Properties LLC - Series #MHQNN form of series designation #MHQNN
  certificate of registered series of Ark7 Properties LLC - Series #KYLBE form of series designation #KYLBE
  certificate of registered series of Ark7 Properties LLC - Series #DJVWQ form of series designation #DJVWQ
  certificate of registered series of Ark7 Properties LLC - Series #XZQRZ form of series designation #XZQRZ
  certificate of registered series of Ark7 Properties LLC - Series #DTMEW form of series designation #DTMEW
  certificate of registered series of Ark7 Properties LLC - Series #KM1OU form of series designation #KM1OU
  certificate of registered series of Ark7 Properties LLC - Series #EKPES form of series designation #EKPES
  certificate of registered series of Ark7 Properties LLC - Series #LCYPL form of series designation #LCYPL
  certificate of registered series of Ark7 Properties LLC - Series #FFKEC form of series designation #FFKEC

are summaries and are qualified by reference to Delaware law, and the aforementioned designations and Operating Agreement.

General

The Offering

The company is offering membership interests of Series #MHQNN, a registered series of a Delaware series limited liability company at a purchase price of $97.05 per Series Interest. The company has authorized, the issuance of up to 23,000 Series #MHQNN Interests. 11,540 Series #MHQNN Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #KYLBE, a registered series of a Delaware series limited liability company at a purchase price of $91.50 per Series Interest. The company has authorized, the issuance of up to 21,850 Series #KYLBE Interests. 14,020 Series #KYLBE Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #DJVWQ, a registered series of a Delaware series limited liability company at a purchase price of $29.85 per Series Interest. The company has authorized, the issuance of up to 87,850 Series #DJVWQ Interests. 57,041 Series #DJVWQ Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #XZQRZ, a registered series of a Delaware series limited liability company at a purchase price of $68.85 per Series Interest. The company has authorized, the issuance of up to 24,560 Series #XZQRZ Interests. 14,572 Series #XZQRZ Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #DTMEW, a registered series of a Delaware series limited liability company at a purchase price of $120.80 per Series Interest. The company has authorized, the issuance of up to 2,705 Series #DTMEW Interests. 2,139 Series #DTMEW Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #KM1OU, a registered series of a Delaware series limited liability company at a purchase price of $102.40 per Series Interest. The company has authorized, the issuance of up to 11,800 Series #KM1OU Interests. 4,814 Series #KM1OU Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #EKPES, a registered series of a Delaware series limited liability company at a purchase price of $55.15 per Series Interest. The company has authorized, the issuance of up to 13,500 Series #EKPES Interests. 2,134 Series #EKPES Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #LCYPL, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 13,750 Series #LCYPL Interests. 0 Series #LCYPL Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #FFKEC, a registered series of a Delaware series limited liability company at a purchase price of $20.00 per Series Interest. The company has authorized, the issuance of up to 37,000 Series #FFKEC Interests. 0 Series #FFKEC Interests were issued to the Managing Member prior to this Offering.

Title to each Underlying Asset

Title to each Underlying Asset will be held by each Series.

Managing Member, Ark7

The Managing Member, Ark7, may amend any of the terms of the Operating Agreement of Ark7 Properties or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement of Ark7 Properties shall be made without the consent of the holders holding a majority of the outstanding interests, that: (i) decreases the percentage of outstanding interests required to take any action hereunder; (ii) materially adversely affects the rights of any of the economic members (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distribution Rights

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  Up to 15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion. The company notes that with regards to Series #WGI3Z the Asset Management Fee is 15%.

For more information on fees applicable to a specific series, see the "Compensation of our Directors and Executive Officers" section of this Offering Circular. Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Prior Offerings and Conversion of Securities

From time to time prior to this Regulation A offering, the Company conducted private offerings of Series Interests pursuant to Regulation D under the Securities Act (each, a "Prior Offering"). Series Interests issued in the Prior Offerings were sold at the time the applicable Series was formed or in connection with the acquisition or financing of the related Underlying Asset.

In connection with this Regulation A offering, the Company has authorized the conversion of certain Series Interests issued in the Prior Offerings into the Series Interests being qualified under this Offering Circular. These conversions will occur immediately prior to, or concurrently with, the initial closing of this Regulation A offering for the applicable Series. Following conversion, all such Series Interests will have the same rights, preferences, restrictions, and economic terms as the Series Interests offered hereby.

The amount of capital previously raised in any Prior Offering, and the effect of such conversions on the number of Series Interests outstanding for a particular Series, is reflected in the "Use of Proceeds - Sources of Funds" section and in the "Series Offering Table" included in this Offering Circular.

Investors should note that these conversions may increase the number of outstanding Series Interests prior to the sale of any securities in this Regulation A offering, and accordingly, may affect the dilution analysis for the applicable Series. See "Dilution."

These conversions are part of the Company's capitalization structure and are not considered new sales of securities in connection with this Regulation A offering. They do not generate any proceeds and do not count against the maximum aggregate offering amount permitted under Regulation A. Their disclosure is provided solely to reflect the capitalization and organizational structure of the applicable Series.

Restrictions on Transfer

There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. In the event a transfer of any Series Interest does occur, pursuant to Section 4.2 of the Operating Agreement, it must (i) have been held for a period of 12 months and (ii) written consent, consenting to the transfer, must be obtained from the Managing Member, prior to the transfer.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company's Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted to the consent or approval of members generally. No separate vote or consent of the holders of Series Interests shall be required for the approval of any matter, except for matters which only pertain to the Series Designation of a specific series, for which only the holders of that Series Interest will vote.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws. Such information would include personal information of other investors held by the company, personal information included on leases, and other information in the books and records of the company that is not ready for public dissemination for which an interest holder requests and receives access to. Note, this confidentiality obligation does not extend to matters which are public knowledge, has been publicly filed with the Commission, or as required by law for that interest holder.

Reports to Members

The Managing Member shall keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code. Our Managing Member will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semi-annual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company's platform.

Distribution Upon Liquidation of a Series

Subject to the terms of a Series Interest any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the and its affiliates).

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company's Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Independent Tax Advice

The following is a summary of certain U.S. federal income tax considerations for U.S. investors. You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

A detailed analysis of the federal, state and local tax consequences of an investment in our series interests is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel regarding these consequences and the preparation of any federal, state or local tax returns that a series interest holder may be required to file.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SERIES INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SERIES INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxpayer Identification Number ("TIN")

To ensure proper crediting of the withholding tax when reporting to the IRS, the Company must obtain a U.S. TIN from each of its investors.

Investors may provide the Company with either (i) a social security number (SSN), (ii) an individual taxpayer identification number (ITIN), or (iii) a U.S. employer identification number (EIN).

Certain investors who don't have and aren't eligible to get a social security number can apply for an individual taxpayer identification number on IRS Form W-7. The application is also available in Spanish.

Taxation of Each Series as a Separate Business Entity

The company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the company as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification rules.

Taxation of Each Series of Interests as a "C" Corporation

Although formed as a Delaware series limited liability company eligible for tax treatment as a "partnership," we have affirmatively elected for each series of interests, to be taxed as a "C" corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each series will be so treated. Thus, each series of interests will be taxed at regular corporate rates on its income before making any distributions to interest holders as described below.

The rule that a separate series of a series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations not yet technically in force (Prop. Treas. Reg. Section 301.7701- 1(a)(5)) and could be subject to change if and when those Proposed Treasury Regulations are issued in final form. If such a change were to occur, investors in the series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the series.

Taxation of Distributions to Investors

Distributions to U.S. investors out of a series' current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. investor who receives a distribution constituting "qualified dividend income" may be eligible for reduced federal income tax rates. U.S. investors are urged to consult their tax advisors regarding the characterization of corporate distributions as "qualified dividend income." Dividends received by a corporate U.S. investor may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Distributions in excess of a series' current and accumulated earnings and profits will not be taxable to a U.S. investor to the extent that the distributions do not exceed the adjusted tax basis of the U.S. investor's interests. Rather, such distributions will reduce the adjusted basis of such U.S. investor's interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. investor's adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset.

Net Investment Income Tax

Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer's "net investment income" or (ii) the excess of the taxpayer's adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our interests, a U.S. investor will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the U.S. investor's adjusted tax basis in the interests. A U.S. investor's adjusted tax basis in the interests generally equals his or her initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of the series' current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. investors receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% net investment income tax.

The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. investor. The effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, a series must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a series to a non-U.S. investor are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. investor that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as "FATCA," each series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain "foreign financial institutions" and "non-financial foreign entities." Withholding will not apply to a U.S. investor that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

REIT Election

As previously discussed, the management team may seek to qualify certain series as a REIT, based on the circumstances of the respective underlying asset, including the nature of the underlying asset, the size and concentration of the investor group and how the manager intends to manage and monetize the underlying asset.

As long as any series qualifies as a REIT, it generally will not be subject to federal income tax on the portion of its REIT taxable income or capital gain that it distributes to its shareholders. Losses incurred by a REIT will not flow through to investors, nor will items of expense such as foreign taxes. A REIT's qualification and taxation as a REIT will depend on its ability to satisfy annual income tests, quarterly asset tests, and other requirements under the Code on a continuing basis. Accordingly, there can be no assurance that a REIT will be able to continue to operate in a manner so as to remain qualified as a REIT. Failure to meet certain tests under the Code or to remain qualified as a REIT may subject any REIT to substantial tax liability under the Code that would adversely impact the dividends received by the investors from such REIT.

The manager has the right to structure the acquisition and operation of assets as it deems appropriate and, because of the complexity and cost of a REIT structure, may decide (in its sole and absolute discretion) not to qualify any series as REITs.

Acquisition of Series Interests

The value of initial acquisition of Series Interests will become the tax basis for the determination of gains or losses.

Possible Tax Law Changes

The foregoing discussion is only a summary and is based upon existing federal income tax law. Investors should recognize that the federal income tax treatment of an investment may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act, on their investment in the Interests.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES. INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company's recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC's EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an "emerging growth company," the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies," including but not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
  taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
  being permitted to comply with reduced disclosure obligations regarding executive compensation in the company's periodic reports and proxy statements; and
  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company under the Exchange Act in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an "emerging growth company" for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an "emerging growth company" as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies," and its unitholders could receive less information than they might expect to receive from more mature public companies.

FINANCIAL STATEMENTS

Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2025 and 2024	F-1
Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2024 and 2023	F-1
Unaudited Pro Forma Consolidated and consolidating Financial Statements and Reports for the year ended December 31, 2025	F-1

ARK7 PROPERTIES LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2025 and 2024

F-1

F-2

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties LLC (the "APL") and its Series, which comprise the consolidated and consolidating balance sheet as of December 31, 2025, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APL as of December 31, 2025, the results of its operations, and its cash flows for the year ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that APL will continue as a going concern. As discussed in Note 1 to the financial statements, APL has experienced recurring operating losses. However, the current year's loss is significantly lower than in the prior year, indicating progress toward improved financial performance. Management has implemented various strategies to strengthen operations and is actively pursuing further measures to enhance financial results. While continued monitoring is necessary, management believes that current and planned initiatives, together with ongoing capital support, will be sufficient to sustain operations.

Management's plans are further described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

Norbie Gaerlan, CPA

Taxulo

3031 Tisch Way #10, San Jose

CA 95128, United States

May 8, 2026

F-3

Ark7 Properties LLC

Consolidated Balance Sheet

As of December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$ 73,538	$ 208,635
Receivables	0	0
Related party receivables	4,384,255	4,463,144
Prepaid expenses	123,644	107,816
Total Current Assets	4,581,437	4,779,595
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	11,421,546	11,336,152
Property, plant, and equipment - Accumulated Depreciation	(1,829,634)	(1,451,175)
Total Property, plant, and equipment	9,591,912	9,884,977
Total Noncurrent Assets	9,591,912	9,884,977
Total Assets	14,173,349	14,664,572

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	24,375	117,560
Current portion of mortgage payable	122,691	117,823
Related party payables	4,981,711	3,164,804
Other liabilities, current	74,032	68,244
Total Current Liabilities	5,202,810	3,468,431
Noncurrent Liabilities
Mortgage payable	5,145,786	5,245,023
Total Noncurrent Liabilities	5,145,786	5,245,023
Total Liabilities	10,348,595	8,713,453

Member's Equity
Equity
Members' Equity	6,430,068	8,098,747
Retained Earnings (Accumulated Deficit)	(2,605,314)	(2,147,629)
Total Equity	3,824,753	5,951,118
Total Member's Equity	3,824,753	5,951,118
Total Liabilities & Members' Equity	$ 14,173,349	$ 14,664,572

F-4

Ark7 Properties LLC

Consolidated Statement of Income

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 794,005	$ 779,707
Other rental fees	5,799	5,773
Total Gross Profit (Loss)	799,804	785,481
Operating Expenses
General and administrative expenses	336,887	264,624
Depreciation and amortization expenses	383,770	377,046
Property tax and state fee	238,428	170,572
Total Operating Expenses	959,086	812,241
Operating Income (Loss)	(159,282)	(26,761)
Other Income (Loss)
Interest expense	(298,404)	(237,868)
Interest expense, related party	(0)	(35,000)
Other income (expense)	-	-
Total Other Income (Loss)	(298,404)	(272,868)
Total Net Income (Loss)	$ (457,685)	$ (299,628)

F-5

Ark7 Properties LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Balance at the beginning of the period	$ 5,951,118	$ 6,823,635
Equity Contribution	(1,170,883)	(35,274)
Net Income (Loss)	(457,685)	(299,628)
Distribution	(497,797)	(537,614)
Balance at the end of the period	$ 3,824,753	$ 5,951,118

F-6

Ark7 Properties LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2025 and 2024

Description	December 31, 2025	December 31, 2024
Cash Flows From Operating Activities
Net Income (Loss)	$ (457,685)	$ (299,628)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	383,770	377,046
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	18,547	(13,580)
Related party receivables	1,908,305
Prepaid expenses	(15,828)	(11,769)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(87,955)	42,118
Related party payables	(35,175)	646,805
Other liabilities	5,789	6,114
Net Cash Provided by (Used in) Operating Activities	1,719,768	747,105
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(85,394)	(122,887)
Cash Flows from Financing Activities
Proceeds from issuance of debt	(100,792)
Repayment of related party debt		(112,671)
Proceeds from private offerings	(1,170,883)	(35,274)
Distributions to partners	(497,797)	(537,614)
Net Cash Provided by (Used in) Financing Activities	(1,769,472)	(798,231)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(135,098)	(61,341)
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	208,635	269,976
Cash, Cash Equivalents, and Restricted Cash at the end of the period	73,538	208,635

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 298,404	$ 237,868

F-7

Ark7 Properties LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Assets
Current Assets
Cash and cash equivalents	$ 89,739	$ 1,457	$ -	$ -	$ (1,199)	$ 6,418	$ -	$ (28,054)	$ -	$ -
Receivables	$ 0	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Related party receivables	2,374,431	200,564	(1,151)	145,790	30,856	(98,138)	(1,075)	153,130	(30,306)	(2,234)
Prepaid expenses	-	1,160	4	30,676	3,841	1,815	4	17,096	19,753	4
Total Current Assets	2,464,170	203,182	(1,147)	176,466	33,498	(89,906)	(1,071)	142,172	(10,553)	(2,230)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	469,696	-	2,105,623	244,280	492,508	-	912,520	1,548,731	-
Property, plant, and equipment - Accumulated Depreciation	-	(70,980)	-	(411,036)	(43,620)	(52,746)	-	(131,774)	(318,940)	-
Total Property, plant, and equipment	-	398,716	-	1,694,587	200,659	439,762	-	780,746	1,229,791	-
Total Noncurrent Assets	-	398,716	-	1,694,587	200,659	439,762	-	780,746	1,229,791	-
Total Assets	2,464,170	601,898	(1,147)	1,871,053	234,157	349,857	(1,071)	922,918	1,219,238	(2,230)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	24,375	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	5,030	-	28,619	2,022	3,155	-	6,607	17,869	-
Related party payables	3,109,256	-	-	-	-	340,700	-	416,756	-	-
Other liabilities, current	81	5,300	-	6,818	500	-	-	-	14,859	-
Total Current Liabilities	3,133,712	10,330	-	35,436	2,522	343,855	-	423,362	32,728	-
Noncurrent Liabilities
Mortgage payable	-	234,947	-	999,816	90,744	177,697	-	437,249	645,368	-
Total Noncurrent Liabilities	-	234,947	-	999,816	90,744	177,697	-	437,249	645,368	-
Total Liabilities	3,133,712	245,278	-	1,035,253	93,265	521,552	-	860,612	678,096	-

Member's Equity
Equity
Members' Equity	-	437,859	-	923,273	221,113	68,260	-	330,403	753,447	-
Retained Earnings (Accumulated Deficit)	(669,542)	(81,239)	(1,147)	(87,472)	(80,222)	(239,956)	(1,071)	(268,097)	(212,306)	(2,230)
Total Equity	(669,542)	356,620	(1,147)	835,800	140,891	(171,696)	(1,071)	62,306	541,141	(2,230)
Total Member's Equity	(669,542)	356,620	(1,147)	835,800	140,891	(171,696)	(1,071)	62,306	541,141	(2,230)
Total Liabilities & Members' Equity	$ 2,464,170	$ 601,898	$ (1,147)	$ 1,871,053	$ 234,157	$ 349,857	$ (1,071)	$ 922,918	$ 1,219,238	$ (2,230)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ 418	$ 2,134	$ 536	$ 2,482	$ (4,094)	$ 3,701	$ 73,538
Receivables	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 0
Related party receivables	(332,589)	(953)	136,665	232,093	257,321	260,250	418,848	640,753	4,384,255
Prepaid expenses	36,423	129	959	2,575	989	1,235	4,927	2,054	123,644
Total Current Assets	(296,166)	(824)	138,042	236,802	258,846	263,967	419,681	646,508	4,581,437
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	1,828,293	-	325,069	508,355	458,140	494,780	809,406	1,224,147	11,421,546
Property, plant, and equipment - Accumulated Depreciation	(333,752)	-	(48,907)	(77,124)	(57,175)	(62,185)	(87,375)	(134,019)	(1,829,634)
Total Property, plant, and equipment	1,494,541	-	276,162	431,230	400,965	432,594	722,031	1,090,128	9,591,912
Total Noncurrent Assets	1,494,541	-	276,162	431,230	400,965	432,594	722,031	1,090,128	9,591,912
Total Assets	1,198,375	(824)	414,204	668,032	659,812	696,562	1,141,712	1,736,636	14,173,349

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	24,375
Current portion of mortgage payable	17,869	-	3,738	5,612	5,937	5,976	7,782	12,475	122,691
Related party payables	-	-	-	-	240,000	240,000	-	635,000	4,981,711
Other liabilities, current	16,215	-	4,550	2,500	2,290	2,725	11,445	6,750	74,032
Total Current Liabilities	34,084	-	8,288	8,112	248,227	248,701	19,227	654,225	5,202,810
Noncurrent Liabilities
Mortgage payable	645,368	-	156,261	261,516	227,453	229,335	425,624	614,408	5,145,786
Total Noncurrent Liabilities	645,368	-	156,261	261,516	227,453	229,335	425,624	614,408	5,145,786
Total Liabilities	679,452	-	164,549	269,627	475,679	478,036	444,852	1,268,632	10,348,596

Member's Equity
Equity
Members' Equity	668,870	-	284,229	485,302	336,798	363,150	816,045	741,318	6,430,068
Retained Earnings (Accumulated Deficit)	(149,947)	(824)	(34,575)	(86,897)	(152,666)	(144,624)	(119,185)	(273,315)	(2,605,314)
Total Equity	518,923	(824)	249,654	398,405	184,132	218,526	696,860	468,003	3,824,753
Total Member's Equity	518,923	(824)	249,654	398,405	184,132	218,526	696,860	468,003	3,824,753
Total Liabilities & Members' Equity	$ 1,198,375	$ (824)	$ 414,204	$ 668,032	$ 659,812	$ 696,562	$ 1,141,712	$ 1,736,636	$ 14,173,349

F-8

Ark7 Properties LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 27,130	$ -	$ 197,610	$ 11,782	$ 5,327	$ -	$ 76,802	$ 130,053	$ -
Other rental fees	-	-	-	1,776	-	-	-	-	2,119	-
Total Gross Profit (Loss)	-	27,130	-	199,386	11,782	5,327	-	76,802	132,173	-
Operating Expenses
General and administrative expenses	274	7,041	-	72,762	21,665	8,916	-	60,934	50,535	150
Depreciation and amortization expenses	-	14,983	-	82,966	10,784	15,204	-	34,165	52,664	-
Property tax and state fee	1,100	10,476	71	40,794	5,312	7,374	71	45,479	33,757	71
Total Operating Expenses	1,374	32,500	71	196,522	37,761	31,493	71	140,578	136,956	221
Operating Income (Loss)	(1,374)	(5,370)	(71)	2,864	(25,979)	(26,166)	(71)	(63,776)	(4,784)	(221)
Other Income (Loss)
Interest income, related party	(347,239)	15,358	-	58,681	6,963	14,296	-	41,163	40,423	-
Interest expense	-	(12,355)	-	(41,643)	(4,476)	(10,546)	-	(30,902)	(51,360)	-
Interest expense, related party	197,233	-	-	-	-	(59,366)	-	(24,845)	-	-
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(150,006)	3,003	-	17,038	2,487	(55,616)	-	(14,584)	(10,937)	-
Total Net Income (Loss)	$ (151,380)	$ (2,367)	$ (71)	$ 19,902	$ (23,493)	$ (81,782)	$ (71)	$ (78,360)	$ (15,721)	$ (221)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 134,790	$ -	$ 24,600	$ 29,220	$ 24,373	$ 32,039	$ 16,192	$ 84,087	$ 794,005
Other rental fees	1,407	-	-	-	-	-	-	497	5,799
Total Gross Profit (Loss)	136,197	-	24,600	29,220	24,373	32,039	16,192	84,584	799,804
Operating Expenses
General and administrative expenses	50,458	54	6,350	8,368	6,998	6,971	16,176	19,234	336,887
Depreciation and amortization expenses	61,135	-	10,265	16,201	15,150	15,351	25,156	29,746	383,770
Property tax and state fee	37,040	71	8,632	13,931	5,496	4,774	9,819	14,161	238,428
Total Operating Expenses	148,633	125	25,247	38,500	27,645	27,096	51,151	63,142	959,086
Operating Income (Loss)	(12,436)	(125)	(647)	(9,280)	(3,272)	4,943	(34,959)	21,442	(159,282)
Other Income (Loss)
Interest income, related party	40,423	-	10,026	17,038	13,681	13,773	33,106	42,308	0
Interest expense	(51,360)	-	(7,309)	(13,706)	(8,706)	(8,765)	(24,047)	(33,231)	(298,404)
Interest expense, related party	-	-	-	-	(23,987)	(33,613)	-	(55,421)	(0)
Other income (expense)	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(10,937)	-	2,717	3,332	(19,012)	(28,605)	9,059	(46,344)	(298,404)
Total Net Income (Loss)	$ (23,373)	$ (125)	$ 2,070	$ (5,948)	$ (22,283)	$ (23,662)	$ (25,900)	$ (24,901)	$ (457,685)

F-9

Ark7 Properties LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Balance at January 01, 2025	$ (518,162)	$ 405,787	$ (1,076)	$ 1,639,902	$ 196,013	$ (54,549)	$ (1,000)	$ 275,653	$ 1,148,261	$ (2,009)
Equity Contribution	-	(30,032)	-	(703,287)	(25,872)	(24,356)	-	(97,137)	(527,265)	-
Net Income (Loss)	(151,380)	(2,367)	(71)	19,902	(23,493)	(81,782)	(71)	(78,360)	(15,721)	(221)
Distribution	-	(16,768)	-	(120,716)	(5,757)	(11,009)	-	(37,851)	(64,133)	-
Balance at December 31, 2025	$ (669,542)	$ 356,620	$ (1,147)	$ 835,800	$ 140,891	$ (171,696)	$ (1,071)	$ 62,306	$ 541,141	$ (2,230)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Balance at January 01, 2025	$ 562,996	$ (699)	$ 276,166	$ 444,473	$ 204,795	$ 219,279	$ 749,363	$ 405,926	$ 5,951,118
Equity Contribution	56,180	-	(15,322)	(26,042)	24,881	51,376	(5,360)	151,352	(1,170,883)
Net Income (Loss)	(23,373)	(125)	2,070	(5,948)	(22,283)	(23,662)	(25,900)	(24,901)	(457,685)
Distribution	(76,880)	-	(13,261)	(14,078)	(23,260)	(28,467)	(21,243)	(64,373)	(497,797)
Balance at December 31, 2025	$ 518,923	$ (824)	$ 249,654	$ 398,405	$ 184,132	$ 218,526	$ 696,860	$ 468,003	$ 3,824,753

F-10

Ark7 Properties LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Cash Flows From Operating Activities
Net Income (Loss)	$ (151,380)	$ (2,367)	$ (71)	$ 19,902	$ (23,493)	$ (81,782)	$ (71)	$ (78,360)	$ (15,721)	$ (221)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	14,983	-	82,966	10,784	15,204	-	34,165	52,664	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	18,547	-	-	-	-	-	-	-	-	-
Related party receivables	80,000	37,709	75	771,878	40,384	111,329	75	165,186	550,134	225
Prepaid expenses	-	(648)	(4)	(9,246)	2,354	(309)	(4)	(7,388)	15,665	(4)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(87,955)	-	-	-	-	-	-	-	-	-
Related party payables	44,825	-	-	-	-	-	-	-	-	-
Other liabilities	-	2,400	-	(1,587)	-	-	-	-	2,252	-
Net Cash Provided by (Used in) Operating Activities	(95,963)	52,076	-	863,913	30,029	44,442	-	113,604	604,994	-
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	-	-	(14,312)	(400)	(5,335)	-	(4,053)	(3,723)	-
Cash Flows from Financing Activities
Proceeds from issuance of debt		(4,772)	-	(25,598)	(1,933)	(2,983)	-	(6,184)	(9,873)	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-
Proceeds from private offerings	-	(30,032)	-	(703,287)	(25,872)	(24,356)	-	(97,137)	(527,265)	-
Distributions to partners	-	(16,768)	-	(120,716)	(5,757)	(11,009)	-	(37,851)	(64,133)	-
Net Cash Provided by (Used in) Financing Activities	-	(51,572)	-	(849,602)	(33,562)	(38,348)	-	(141,172)	(601,271)	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(95,963)	504	-	(0)	(3,933)	759	-	(31,621)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2025	185,702	953	-	0	2,734	5,659	-	3,567	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2025	89,739	1,457	-	-	(1,199)	6,418	-	(28,054)	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 12,355	$ -	$ 41,643	$ 4,476	$ 10,546	$ -	$ 30,902	$ 51,360	$ -

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (23,373)	$ (125)	$ 2,070	$ (5,948)	$ (22,283)	$ (23,662)	$ (25,900)	$ (24,901)	$ (457,685)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	61,135	-	10,265	16,201	15,150	15,351	25,156	29,746	383,770
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	18,547
Related party receivables	54,510	250	16,822	36,866	8,709	121	31,566	2,468	1,908,305
Prepaid expenses	(15,790)	(125)	798	(882)	66	1,655	(2,839)	873	(15,828)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	-	-	(87,955)
Related party payables	-	-	-	-	-	-	-	(80,000)	(35,175)
Other liabilities	2,326	-	2,050	-	2,290	-	(142)	(3,801)	5,789
Net Cash Provided by (Used in) Operating Activities	78,807	-	32,005	46,237	3,932	(6,535)	27,842	(75,615)	1,719,768
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(48,235)	-	-	-	-	(9,000)	-	(335)	(85,394)
Cash Flows from Financing Activities
Proceeds from issuance of debt	(9,873)	-	(3,570)	(5,324)	(5,733)	(5,771)	(7,376)	(11,802)	(100,792)
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt
Proceeds from private offerings	56,180	-	(15,322)	(26,042)	24,881	51,376	(5,360)	151,352	(1,170,883)
Distributions to partners	(76,880)	-	(13,261)	(14,078)	(23,260)	(28,467)	(21,243)	(64,373)	(497,797)
Net Cash Provided by (Used in) Financing Activities	(30,572)	-	(32,153)	(45,443)	(4,112)	17,137	(33,979)	75,177	(1,769,472)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	-	(148)	793	(180)	1,603	(6,137)	(774)	(135,098)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2025	-	-	565	1,340	716	879	2,043	4,475	208,635
Cash, Cash Equivalents, and Restricted Cash at December 31, 2025	-	-	418	2,134	536	2,482	(4,094)	3,701	73,538

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 51,360	$ -	$ 7,309	$ 13,706	$ 8,706	$ 8,765	$ 24,047	$ 33,231	$ 298,404

F-11

ARK7 PROPERTIES LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties LLC (the "APL") is a Delaware series limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APL was formed on October 31, 2018, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APL has registered 17 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
MHQNN	Berkeley-M1	2924 Mabel St, Berkeley, CA 94702	December 12, 2019
KYLBE	Berkeley-M2	3102-3108 California St, Berkeley, CA 94703	December 12, 2019
PBIUH	Austin-S1	901 Solitude Dr., Pflugerville, TX 78660	July 28, 2020
PFUNR	Austin-S2	2016 Creole Dr, Austin, TX 78727	July 28, 2020
DJVWQ	Berkeley-M3	2314 Bonar St, Berkeley, CA 94702	July 28, 2020
8YFFL	Austin-S3	1804 Laminar Creek Rd, Cedar Park, TX 78613	January 25, 2021
SOYGJ	Chandler-S4	691 W Fairview St, Chandler, AZ 85225	January 25, 2021
RUSUU	Chandler-S5	1872 W Springfield Way, Chandler, AZ 85286	January 25, 2021
KM1OU	Memphis-M4	751-777 St Paul Ave, Memphis, TN 38126	January 25, 2021
DTMEW	Philadelphia-T1	5150 Ranstead St, Philadelphia, PA 19139	January 25, 2021
XZQRZ	Seattle-D1	5250 12th Ave NE, Seattle, WA 98105	January 25, 2021
BOBHU	N/A	N/A	September 10, 2021
LCYPL	N/A	N/A	September 10, 2021
FFKEC	N/A	N/A	September 14, 2021
OYNYT	N/A	N/A	January 18, 2022
TBQSK	Philadelphia-D2	1829 N Bouvier St, Philadelphia, PA 19121	January 18, 2022
EKPES	Philadelphia-T2	1708 W Jefferson St, Philadelphia, PA 19121	January 18, 2022

Management's Plan and Going Concerns

The accompanying financial statements have been prepared on a going concern basis, which assumes that APL will continue to operate in the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. APL has experienced operating losses in prior years, which have required ongoing financial support. For the year ended December 31, 2024, operating losses were significantly reduced compared to the prior year, reflecting improvements in cost control and revenue growth. For the year ended December 31, 2025, operating results declined relative to 2024, reflecting continued investment in the business and evolving market conditions.

Management has taken several steps to strengthen APL's financial position, including securing additional capital contributions and implementing operational efficiencies. These initiatives have supported overall financial performance, and management believes that, with continued focus on cost management and strategic fundraising, APL is progressing toward long-term sustainability. While uncertainties remain, management believes it has appropriate plans and resources in place to address these factors and to support ongoing operations. Accordingly, the financial statements have been prepared on a going concern basis. No adjustments have been made to the financial statements that might result from the outcome of these uncertainties.

F-12

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APL's financial condition or operating results will be materially affected. The APL bases its estimates on past experience and other assumptions that the APL believes are reasonable under the circumstances, and the APL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2025 and 2024 was $794,005 and $779,707, respectively.

The concentration of credit risk

Financial instruments potentially subject the APL to the concentration of credit risk, primarily cash and tenant receivables. The APL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APL. Unobservable inputs are inputs that reflect the APL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

F-13

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2025 and 2024, the APL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Buildings and improvements	$ 9,637,328	$ 9,561,114
Furniture and fixtures	$ 153,599	$ 144,419
Land	$ 1,630,619	$ 1,630,619
Property, plant, and equipment, gross	11,421,546	11,336,152
Less: Buildings and improvements - Accumulated Depreciation	(1,733,377)	(1,383,780)
Furniture and fixtures - Accumulated Depreciation	(96,257)	(67,395)
Property, plant, and equipment	$ 9,591,912	$ 9,884,977

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2025 and 2024 was $383,770 and $377,046, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2025 and 2024, the APL had no long-term leases.

Income taxes

The APL is taxed as a Limited Liability Company (LLC). Under these provisions, the APL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

F-14

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2025 and 2024, the balance of the property management reserve was $-16,201 and $22,934, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

F-15

NOTE 3: MORTGAGE PAYABLES

Series #MHQNN

On December 1, 2019, the APL - Series MHQNN executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series MHQNN borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $663,237 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $51,360.

Series #KYLBE

On December 1, 2019, the APL - Series KYLBE executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KYLBE borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $663,237 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $51,360.

Series #DJVWQ

On October 1, 2020, the APL - Series DJVWQ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DJVWQ borrowed $ 1,169,400.00 at 2.950% interest with a maturity of September 30, 2050. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $1,028,435 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $41,643.

Series #PBIUH

On August 12, 2021, the APL - Series PBIUH executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PBIUH borrowed $ 184,500.00 at 4.250% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $159,999 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $7,309.

Series #PFUNR

On July 22, 2021, the APL - Series PFUNR executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PFUNR borrowed $ 300,000.00 at 4.875% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $267,128 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $13,706.

Series #8YFFL

On August 4, 2021, the APL - Series 8YFFL executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series 8YFFL borrowed $ 270,000.00 at 4.875% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $239,977 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $12,355.

Series #XZQRZ

On July 28, 2021, the APL - Series XZQRZ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series XZQRZ borrowed $ 690,000.00 at 5.125% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $626,883 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $33,231.

Series #DTMEW

On February 4, 2022, the APL - Series DTMEW executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DTMEW borrowed $ 105,500.00 at 4.500% interest with a maturity of February 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $92,766 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $4,476.

Series #SOYGJ

On October 21, 2021, the APL - Series SOYGJ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series SOYGJ borrowed $ 270,000.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $235,311 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $8,765.

Series #RUSUU

On November 4, 2021, the APL - Series RUSUU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series RUSUU borrowed $ 268,200.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $233,390 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $8,706.

Series #KM1OU

On June 29, 2022, the APL - Series KM1OU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KM1OU borrowed $ 483,000.00 at 6.625% interest with a maturity of July 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $443,856 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $30,902.

Series #TBQSK

On May 31, 2022, the APL - Series TBQSK executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series TBQSK borrowed $ 468,000.00 at 5.375% interest with a maturity of June 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $433,406 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $24,047.

Series #EKPES

On April 19, 2022, the APL - Series EKPES executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series EKPES borrowed $ 196,000.00 at 5.625% interest with a maturity of May 8, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2025 was $180,852 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in 2025 was $10,546.

Mortgage interest expenses for the year ended December 31, 2025 was $298,404.

	December 31, 2025	December 31, 2024
Current Portion of Mortgage Payable	$ 122,025	$ 98,839

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2026	122,025
2027	127,084
2028	132,159
2029	137,878
2030	143,642
Thereafter	4,741,084
Total	$ 5,403,872

F-16

NOTE 4: TRANSACTIONS WITH RELATED PARTIES

Loan Receivable - due from affiliate

The APL pays the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due from the affiliate as of December 31, 2025 and 2024 was $4,384,255 and $2,510,689, respectively, and is included in the related party receivables on the accompanying balance sheet.

Loan Payable - due to affiliate

The Parent Company pay APL for covering administrative costs. The loan has been structured as payable to the Parent Company from the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2025 and 2024 was $2,609,255.74 and $689,739, respectively, and is included in the related party debt, current on the accompanying balance sheet.

Related party loan

APL has received a loan from its Parent Company to cover administrative costs. The loan is structured as a down payment loan with a 7% interest rate and has an outstanding balance of $500,000. The interest expense incurred in 2025 and 2024 was $0 and $35,000 respectively.

F-17

Property sourcing fee and security marketing fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series. A security marketing fee is a charge that typically covers the costs associated with marketing and promoting investment security to potential investors. These fees are charged at 3% of the maximum offering amount.

No property sourcing fee and security marketing fee incurred in 2025.

F-18

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #8YFFL

The Series #8YFFL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8YFFL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8YFFL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,342 and $1,909, respectively.

Series #DJVWQ

The Series #DJVWQ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJVWQ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJVWQ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $36,842 and $27,107, respectively.

Series #DTMEW

The Series #DTMEW has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DTMEW and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DTMEW together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $150 and $150, respectively.

Series #EKPES

The Series #EKPES has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #EKPES and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #EKPES together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $1,802 and $400, respectively.

Series #KM1OU

The Series #KM1OU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KM1OU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KM1OU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $3,177 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $24,726 and $29,647, respectively.

Series #KYLBE

The Series #KYLBE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KYLBE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KYLBE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $293, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $11,801 and $10,149, respectively.

Series #MHQNN

The Series #MHQNN has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #MHQNN and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #MHQNN together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $592 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $16,524 and $15,135, respectively.

Series #PBIUH

The Series #PBIUH has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PBIUH and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PBIUH together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $1,393, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $3,115 and $1,816, respectively.

Series #PFUNR

The Series #PFUNR has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PFUNR and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PFUNR together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $0 and $1,177, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $3,392 and $3,156, respectively.

Series #RUSUU

The Series #RUSUU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RUSUU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RUSUU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $65 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,034 and $2,553, respectively.

Series #SOYGJ

The Series #SOYGJ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOYGJ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOYGJ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $137 and $416, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $2,348 and $4,005, respectively.

Series #TBQSK

The Series #TBQSK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TBQSK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TBQSK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $1,162 and $694, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $3,915 and $4,769, respectively.

Series #XZQRZ

The Series #XZQRZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #XZQRZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #XZQRZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2025 and 2024, the prepaid Asset Management Fee was $791 and $0, respectively. Asset Management Fee for the year ended December 31, 2025 and 2024, was $5,556 and $3,392, respectively.

F-19

NOTE 5: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is May 8, 2026 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 6: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APL and authorized for issue on May 8, 2026.

F-20

ARK7 PROPERTIES LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2024 and 2023

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties LLC (the "APL") and its Series, which comprise the consolidated and consolidating balance sheets as of December 31, 2024 and 2023, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APL as of December 31, 2024 and 2023, the results of its operations, and its cash flows for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that APL will continue as a going concern. As discussed in Note 1 to the financial statements, APL has experienced recurring operating losses. However, the current year's loss is significantly lower than in the prior year, indicating progress toward improved financial performance. Management has implemented various strategies to strengthen operations and is actively pursuing further measures to enhance financial results. While continued monitoring is necessary, management believes that current and planned initiatives, together with ongoing capital support, will be sufficient to sustain operations.

Management's plans are further described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Norbie Gaerlan

____________________

San Francisco, CA

June 2, 2025

Ark7 Properties LLC

Consolidated Balance Sheet

As of December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$ 208,635	$ 268,641
Receivables	-	-
Related party receivables	4,463,144	2,507,090
Prepaid expenses	107,816	109,360
Total Current Assets	4,779,595	2,885,091
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	11,336,152	11,213,264
Property, plant, and equipment - Accumulated Depreciation	(1,451,175)	(1,079,458)
Total Property, plant, and equipment	9,884,977	10,133,806
Total Noncurrent Assets	9,884,977	10,133,806
Total Assets	14,664,572	13,018,897

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	77,072	90,235
Current portion of mortgage payable	115,890	112,938
Related party payables	3,205,292	572,711
Other liabilities, current	68,244	62,130
Total Current Liabilities	3,466,498	838,014
Noncurrent Liabilities
Mortgage payable	5,246,955	5,357,250
Total Noncurrent Liabilities	5,246,955	5,357,250
Total Liabilities	8,713,453	6,195,264

Member's Equity
Equity
Members' Equity	8,098,747	8,671,636
Retained Earnings (Accumulated Deficit)	(2,147,629)	(1,848,003)
Total Equity	5,951,118	6,823,633
Total Member's Equity	5,951,118	6,823,633
Total Liabilities & Members' Equity	$ 14,664,572	$ 13,018,897

Ark7 Properties LLC

Consolidated Statement of Income

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 779,707	$ 730,261
Other rental fees	5,773	4,542
Total Gross Profit (Loss)	785,481	734,803
Operating Expenses
General and administrative expenses	264,624	444,475
Depreciation and amortization expenses	377,046	360,696
Property tax and state fee	170,572	155,145
Total Operating Expenses	812,241	960,316
Operating Income (Loss)	(26,760)	(225,513)
Other Income (Loss)
Interest expense	(237,868)	(247,345)
Interest expense, related party	(35,000)	(35,000)
Other income (expense)	-	(368)
Total Other Income (Loss)	(272,868)	(282,714)
Total Net Income (Loss)	$ (299,628)	$ (508,227)

Ark7 Properties LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Balance at the beginning of the period	$ 6,823,635	$ 7,039,524
Equity Contribution	(35,274)	883,835
Net Income (Loss)	(299,628)	(508,227)
Distribution	(537,614)	(591,497)
Balance at the end of the period	$ 5,951,118	$ 6,823,635

Ark7 Properties LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2024 and 2023

Description	December 31, 2024	December 31, 2023
Cash Flows From Operating Activities
Net Income (Loss)	$ (299,628)	$ (508,229)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	377,046	366,010
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	8,310	37,386
Related party receivables	597,760	37,386
Prepaid expenses	(11,769)	(7,660)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	12,686	72,600
Related party payables	1,656,588	62,711
Other liabilities	6,114	(24,835)
Net Cash Provided by (Used in) Operating Activities	2,347,107	45,369
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(122,887)	(315,054)
Cash Flows from Financing Activities
Proceeds from issuance of debt	351,577	-
Repayment of related party debt	(380,000)	(108,230)
Proceeds from private offerings	(35,274)	883,835
Distributions to partners	(537,614)	(591,497)
Net Cash Provided by (Used in) Financing Activities	(2,284,225)	184,108
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(60,005)	(85,577)
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	268,641	391,604
Cash, Cash Equivalents, and Restricted Cash at the end of the period	208,635	306,027

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 237,868	$ 242,033

Ark7 Properties LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Assets
Current Assets
Cash and cash equivalents	$ 185,702	$ 953	$ -	$ 0	$ 2,734	$ 5,659	$ -	$ 3,567	$ -	$ -
Receivables
Related party receivables	4,463,144	237,873	(1,076)	917,668	71,077	12,940	(1,000)	318,316	519,828	(2,009)
Prepaid expenses	-	512	-	21,431	6,195	1,506	0	9,708	35,418	(0)
Total Current Assets	4,648,845	239,337	(1,076)	939,099	80,006	20,105	(1,000)	331,592	555,246	(2,009)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	469,696	-	2,091,311	243,880	487,173	-	908,466	1,545,007	-
Property, plant, and equipment - Accumulated Depreciation	-	(56,451)	-	(328,415)	(33,063)	(37,749)	-	(98,348)	(266,521)	-
Total Property, plant, and equipment	-	413,245	-	1,762,896	210,816	449,424	-	810,119	1,278,487	-
Total Noncurrent Assets	-	413,245	-	1,762,896	210,816	449,424	-	810,119	1,278,487	-
Total Assets	4,648,845	652,583	(1,076)	2,701,995	290,822	469,530	(1,000)	1,141,710	1,833,732	(2,009)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	77,072	-	-	-	-	-	-	-	-	-
Current portion of mortgage payable	-	4,791	-	27,777	-	2,983	-	6,184	17,247	-
Related party payables	5,089,854	-	-	-	-	340,700	-	416,756	-	-
Other liabilities, current	81	2,900	-	8,405	500	-	-	-	12,607	-
Total Current Liabilities	5,167,007	7,691	-	36,181	500	343,683	-	422,940	29,854	-
Noncurrent Liabilities
Mortgage payable	-	239,104	-	1,025,912	94,309	180,396	-	443,118	655,617	-
Total Noncurrent Liabilities	-	239,104	-	1,025,912	94,309	180,396	-	443,118	655,617	-
Total Liabilities	5,167,007	246,796	-	1,062,093	94,809	524,078	-	866,058	685,472	-

Member's Equity
Equity
Members' Equity	-	484,660	-	1,747,276	252,742	103,625	-	465,391	1,344,846	-
Retained Earnings (Accumulated Deficit)	(518,162)	(78,872)	(1,076)	(107,374)	(56,729)	(158,174)	(1,000)	(189,738)	(196,585)	(2,009)
Total Equity	(518,162)	405,787	(1,076)	1,639,902	196,013	(54,549)	(1,000)	275,653	1,148,261	(2,009)
Total Member's Equity	(518,162)	405,787	(1,076)	1,639,902	196,013	(54,549)	(1,000)	275,653	1,148,261	(2,009)
Total Liabilities & Members' Equity	$ 4,648,845	$ 652,583	$ (1,076)	$ 2,701,995	$ 290,822	$ 469,530	$ (1,000)	$ 1,141,710	$ 1,833,732	$ (2,009)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ 565	$ 1,340	$ 716	$ 879	$ 2,043	$ 4,475	$ -	$ 208,635
Receivables										$ -
Related party receivables	(278,079)	(703)	153,188	268,959	266,030	260,371	450,414	643,221	(3,837,018)	4,463,144
Prepaid expenses	20,633	4	1,757	1,693	1,055	2,890	2,088	2,927	-	107,816
Total Current Assets	(257,446)	(699)	155,510	271,992	267,802	264,141	454,545	650,623	(3,837,018)	4,779,595
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	1,780,057	-	325,069	508,355	458,140	485,780	809,406	1,223,811	-	11,336,152
Property, plant, and equipment - Accumulated Depreciation	(272,862)	-	(39,055)	(61,375)	(42,512)	(47,311)	(62,613)	(104,900)	-	(1,451,175)
Total Property, plant, and equipment	1,507,196	-	286,013	446,980	415,628	438,469	746,792	1,118,911	-	9,884,977
Total Noncurrent Assets	1,507,196	-	286,013	446,980	415,628	438,469	746,792	1,118,911	-	9,884,977
Total Assets	1,249,750	(699)	441,524	718,972	683,430	702,609	1,201,338	1,769,534	(3,837,018)	14,664,572

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	77,072
Current portion of mortgage payable	17,247	-	3,583	5,345	5,733	5,771	7,376	11,853	-	115,890
Related party payables	-	-	-	-	240,000	240,000	-	715,000	(3,837,018)	3,205,292
Other liabilities, current	13,889	-	2,500	2,500	-	2,725	11,587	10,551	-	68,244
Total Current Liabilities	31,136	-	6,083	7,845	245,733	248,496	18,962	737,404	(3,837,018)	3,466,498
Noncurrent Liabilities
Mortgage payable	655,617	-	159,274	266,654	232,902	234,834	433,013	626,205	-	5,246,955
Total Noncurrent Liabilities	655,617	-	159,274	266,654	232,902	234,834	433,013	626,205	-	5,246,955
Total Liabilities	686,754	-	165,357	274,499	478,634	483,330	451,975	1,363,608	(3,837,018)	8,713,453

Member's Equity
Equity
Members' Equity	689,569	-	312,812	525,421	335,177	340,241	842,648	654,339	-	8,098,747
Retained Earnings (Accumulated Deficit)	(126,573)	(699)	(36,645)	(80,948)	(130,382)	(120,962)	(93,285)	(248,413)	-	(2,147,629)
Total Equity	562,996	(699)	276,166	444,473	204,795	219,279	749,363	405,926	-	5,951,118
Total Member's Equity	562,996	(699)	276,166	444,473	204,795	219,279	749,363	405,926	-	5,951,118
Total Liabilities & Members' Equity	$ 1,249,750	$ (699)	$ 441,524	$ 718,972	$ 683,430	$ 702,609	$ 1,201,338	$ 1,769,534	$ (3,837,018)	$ 14,664,572

Ark7 Properties LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 27,270	$ -	$ 185,078	$ 16,200	$ 400	$ -	$ 104,459	$ 103,601	$ -
Other rental fees	-	-	-	2,889	-	-	-	-	694	-
Total Gross Profit (Loss)	-	27,270	-	187,968	16,200	400	-	104,459	104,294	-
Operating Expenses
General and administrative expenses	321	2,821	60	52,341	13,798	1,110	39	74,283	37,678	311
Depreciation and amortization expenses	-	15,024	-	81,710	10,801	15,237	-	33,783	50,607	-
Property tax and state fee	1,100	10,442	75	37,139	2,860	7,236	75	5,178	31,861	75
Total Operating Expenses	1,421	28,288	135	171,190	27,459	23,583	114	113,244	120,146	386
Operating Income (Loss)	(1,421)	(1,018)	(135)	16,778	(11,259)	(23,183)	(114)	(8,785)	(15,851)	(386)
Other Income (Loss)
Interest income, related party	170,384	15,641	-	60,196	7,095	14,517	-	41,692	41,196	-
Interest expense	-	(12,583)	-	(32,238)	(4,561)	(10,738)	-	(31,299)	(24,431)	-
Interest expense, related party	(388,970)	(335)	-	-	-	(27,381)	-	(33,432)	-	-
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	(218,585)	2,723	-	27,958	2,534	(23,601)	-	(23,038)	16,765	-
Total Net Income (Loss)	$ (220,006)	$ 1,705	$ (135)	$ 44,735	$ (8,725)	$ (46,785)	$ (114)	$ (31,824)	$ 914	$ (386)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 146,438	$ -	$ 16,550	$ 26,743	$ 27,305	$ 28,362	$ 24,002	$ 73,300	$ -	$ 779,707
Other rental fees	837	-	-	250	300	-	-	803	-	5,773
Total Gross Profit (Loss)	147,275	-	16,550	26,993	27,605	28,362	24,002	74,103	-	785,481
Operating Expenses
General and administrative expenses	38,045	46	2,974	5,887	4,282	7,584	8,396	14,647	-	264,624
Depreciation and amortization expenses	58,630	-	10,293	16,246	14,417	15,359	25,166	29,772	-	377,046
Property tax and state fee	33,253	75	8,429	12,879	2,791	2,715	3,261	11,128	-	170,572
Total Operating Expenses	129,928	121	21,696	35,012	21,491	25,658	36,823	55,547	-	812,241
Operating Income (Loss)	17,347	(121)	(5,146)	(8,019)	6,114	2,704	(12,820)	18,556	-	(26,760)
Other Income (Loss)
Interest income, related party	41,196	-	10,230	17,353	14,030	14,124	33,638	43,061	(524,354)	(0)
Interest expense	(24,431)	-	(7,457)	(13,960)	(8,928)	(8,988)	(24,433)	(33,822)	-	(237,868)
Interest expense, related party	-	-	-	-	(27,049)	(24,050)	(780)	(57,357)	524,354	(35,000)
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	16,765	-	2,772	3,393	(21,947)	(18,914)	8,425	(48,118)	-	(272,868)
Total Net Income (Loss)	$ 34,112	$ (121)	$ (2,374)	$ (4,626)	$ (15,833)	$ (16,210)	$ (4,395)	$ (29,562)	$ -	$ (299,628)

Ark7 Properties LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Balance at January 01, 2024	$ (298,156)	$ 421,817	$ (941)	$ 1,680,792	$ 212,995	$ (23,171)	$ (886)	$ 338,576	$ 1,204,805	$ (1,623)
Equity Contribution	-	-	-	46,142	-	28,105	-	995	-	-
Net Income (Loss)	(220,006)	1,705	(135)	44,735	(8,725)	(46,785)	(114)	(31,824)	914	(386)
Distribution	-	(17,735)	-	(131,768)	(8,257)	(12,698)	-	(32,094)	(57,459)	-
Balance at December 31, 2024	$ (518,162)	$ 405,787	$ (1,076)	$ 1,639,902	$ 196,013	$ (54,549)	$ (1,000)	$ 275,653	$ 1,148,261	$ (2,009)

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Balance at January 01, 2024	$ 1,317,360	$ (578)	$ 290,368	$ 462,377	$ (41,769)	$ 93,978	$ 793,491	$ 374,198	$ -	$ 6,823,635
Equity Contribution	(689,681)	-	108	-	288,727	166,250	-	124,080	-	(35,274)
Net Income (Loss)	34,112	(121)	(2,374)	(4,626)	(15,833)	(16,210)	(4,395)	(29,562)	-	(299,628)
Distribution	(98,796)	-	(11,936)	(13,279)	(26,330)	(24,739)	(39,733)	(62,791)	-	(537,614)
Balance at December 31, 2024	$ 562,996	$ (699)	$ 276,166	$ 444,473	$ 204,795	$ 219,279	$ 749,363	$ 405,926	$ -	$ 5,951,118

Ark7 Properties LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2024

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #BOBHU	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #FFKEC	Ark7 Properties LLC - Series #KM1OU	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #LCYPL
Cash Flows From Operating Activities
Net Income (Loss)	$ (220,006)	$ 1,705	$ (135)	$ 44,735	$ (8,725)	$ (46,785)	$ (114)	$ (31,824)	$ 914	$ (386)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	-	15,024	-	81,710	10,801	15,237	-	33,783	50,607	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	8,310	-	-	-	-	-	-	-	-	-
Related party receivables	485,089	4,545	-	26,802	1,848	2,820	-	5,789	16,530	-
Prepaid expenses	-	(232)	60	(716)	(3,061)	4,130	39	(1,076)	(10,618)	37
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	12,686	-	-	-	-	-	-	-	-	-
Related party payables	869,851	8,021	75	(20,012)	11,218	14,740	75	49,315	45,025	349
Other liabilities	(450)	-	-	(4,418)	-	-	-	-	3,291	-
Net Cash Provided by (Used in) Operating Activities	1,155,480	29,063	-	128,103	12,080	(9,856)	-	55,987	105,749	-
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	-	-	-	(15,674)	-	-	-	(24,340)	(31,760)	-
Cash Flows from Financing Activities
Proceeds from issuance of debt	464,248	(4,545)	-	(26,802)	(1,848)	(2,820)	-	(5,789)	(16,530)	-
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-	(10,000)	-	-	-	-	-	-	-	-
Proceeds from private offerings	-	-	-	46,142	-	28,105	-	995	-	-
Distributions to partners	-	(17,735)	-	(131,768)	(8,257)	(12,698)	-	(32,094)	(57,459)	-
Net Cash Provided by (Used in) Financing Activities	(1,218,666)	(32,280)	-	(112,428)	(10,105)	12,587	-	(36,888)	(73,989)	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(63,185)	(3,217)	-	0	1,976	2,731	-	(5,241)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	248,888	4,170	-	-	759	2,929	-	8,808	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	185,702	953	-	0	2,734	5,659	-	3,567	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 12,583	$ -	$ 32,238	$ 4,561	$ 10,738	$ -	$ 31,299	$ 24,431	$ -

Description	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #OYNYT	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #XZQRZ	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ 34,112	$ (121)	$ (2,374)	$ (4,626)	$ (15,833)	$ (16,210)	$ (4,395)	$ (29,562)	$ -	$ (299,628)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and amortization	58,630	-	10,293	16,246	14,417	15,359	25,166	29,772	-	377,046
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	8,310
Related party receivables	16,530	-	3,422	5,071	5,536	5,573	6,991	11,214	-	597,760
Prepaid expenses	368	46	(1,507)	(886)	530	(289)	778	626	-	(11,769)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	-	-	-	-	12,686
Related party payables	730,765	75	8,846	5,736	(25,469)	(1,245)	19,731	(60,509)	-	1,656,588
Other liabilities	6,138	-	500	400	-	-	1,258	(604)	-	6,114
Net Cash Provided by (Used in) Operating Activities	846,544	-	19,181	21,942	(20,819)	3,188	49,528	(49,063)	-	2,347,107
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable
Related party loans and notes receivable issued
Purchase of property, plant, and equipment	(41,537)	-	-	-	(6,966)	-	(2,609)	-	-	(122,887)
Cash Flows from Financing Activities
Proceeds from issuance of debt	(16,530)	-	(3,422)	(5,071)	(5,536)	(5,573)	(6,991)	(11,214)	-	351,577
Payments for debt issuance costs
Repayment of debt
Proceeds from issuance of related party debt
Repayment of related party debt	-	-	-	-	(230,000)	(140,000)	-	-	-	(380,000)
Proceeds from private offerings	(689,681)	-	108	-	288,727	166,250	-	124,080	-	(35,274)
Distributions to partners	(98,796)	-	(11,936)	(13,279)	(26,330)	(24,739)	(39,733)	(62,791)	-	(537,614)
Net Cash Provided by (Used in) Financing Activities	(805,007)	-	(15,250)	(18,350)	26,861	(4,062)	(46,724)	50,075	-	(2,284,225)
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	-	3,930	3,592	(924)	(874)	196	1,012		(60,005)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2024	-	-	(3,365)	(2,251)	1,640	1,754	1,848	3,462	-	268,641
Cash, Cash Equivalents, and Restricted Cash at December 31, 2024	-	-	565	1,340	716	879	2,043	4,475	-	208,635

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 24,431	$ -	$ 7,457	$ 13,960	$ 8,928	$ 8,988	$ 24,433	$ 33,822	$ -	$ 237,868

ARK7 PROPERTIES LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties LLC (the "APL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APL was formed on July 24, 2019, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APL has registered 17 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
MHQNN	Berkeley-M1	2924 Mabel St, Berkeley, CA 94702	December 12, 2019
KYLBE	Berkeley-M2	3102-3108 California St, Berkeley, CA 94703	December 12, 2019
PBIUH	Austin-S1	901 Solitude Dr., Pflugerville, TX 78660	July 28, 2020
PFUNR	Austin-S2	2016 Creole Dr, Austin, TX 78727	July 28, 2020
DJVWQ	Berkeley-M3	2314 Bonar St, Berkeley, CA 94702	July 28, 2020
8YFFL	Austin-S3	1804 Laminar Creek Rd, Cedar Park, TX 78613	January 25, 2021
SOYGJ	Chandler-S4	691 W Fairview St, Chandler, AZ 85225	January 25, 2021
RUSUU	Chandler-S5	1872 W Springfield Way, Chandler, AZ 85286	January 25, 2021
KM1OU	Memphis-M4	751-777 St Paul Ave, Memphis, TN 38126	January 25, 2021
DTMEW	Philadelphia-T1	5150 Ranstead St, Philadelphia, PA 19139	January 25, 2021
XZQRZ	Seattle-D1	5250 12th Ave NE, Seattle, WA 98105	January 25, 2021
BOBHU	N/A	N/A	September 10, 2021
LCYPL	N/A	N/A	September 10, 2021
FFKEC	N/A	N/A	September 14, 2021
OYNYT	N/A	N/A	January 18, 2022
TBQSK	Philadelphia-D2	1829 N Bouvier St, Philadelphia, PA 19121	January 18, 2022
EKPES	Philadelphia-T2	1708 W Jefferson St, Philadelphia, PA 19121	January 18, 2022

Management's Plan and Going Concerns

The accompanying financial statements have been prepared on a going concern basis, which assumes that APL will continue to operate in the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. APL has experienced recurring operating losses, which in prior years raised concerns about its ability to sustain operations without additional financial support. However, for the year ended December 31, 2024, the operational loss was significantly reduced compared to the prior year, reflecting improvement in cost control and revenue growth.

Management has taken a number of steps to strengthen APL's financial position, including securing additional capital contributions and implementing operational efficiencies. These initiatives have contributed to improved financial performance, and management believes that, with continued focus on cost management and strategic fundraising, APL is on a path toward long-term sustainability. While some uncertainties remain, management is confident in its ability to address future challenges and to maintain adequate financial resources to support ongoing operations. Accordingly, the financial statements have been prepared under the assumption that APL will continue as a going concern. No adjustments have been made to the financial statements that might result from the outcome of this uncertainty.

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APL's financial condition or operating results will be materially affected. The APL bases its estimates on past experience and other assumptions that the APL believes are reasonable under the circumstances, and the APL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the year ended December 31, 2024 and 2023 was $779,707 and $730,261, respectively.

The concentration of credit risk

Financial instruments potentially subject the APL to the concentration of credit risk, primarily cash and tenant receivables. The APL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APL. Unobservable inputs are inputs that reflect the APL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the year ended December 31, 2024 and 2023, the APL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Buildings and improvements	$ 9,561,114	$ 9,469,484
Furniture and fixtures	$ 144,419	$ 113,162
Land	$ 1,630,619	$ 1,630,619
Property, plant, and equipment, gross	11,336,152	11,213,265
Less: Buildings and improvements - Accumulated Depreciation	(1,383,780)	(1,037,136)
Furniture and fixtures - Accumulated Depreciation	(65,591)	(42,320)
Property, plant, and equipment	$ 9,886,781	$ 10,133,810

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2024 and 2023 was $377,046 and $360,696, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2024 and 2023, the APL had no long-term leases.

Income taxes

The APL is taxed as a Limited Liability Company (LLC). Under these provisions, the APL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Multiple Series Companies have allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2024 and 2023, the balance of the property management reserve was $22,934 and $19,753, respectively, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: MORTGAGE PAYABLES

Series #8YFFL

On August 4, 2021, the APL - Series 8YFFL executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series 8YFFL borrowed $ 270,000.00 at 4.875% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $243,896 and $247,986 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $12,583 and $13,253.

Series #DJVWQ

On October 1, 2020, the APL - Series DJVWQ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DJVWQ borrowed $ 1,169,400.00 at 2.950% interest with a maturity of September 30, 2050. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $1,053,689 and $1,080,146 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $32,238 and $33,285.

Series #DTMEW

On October 12, 2021, the APL - Series DTMEW executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series DTMEW borrowed $ 34,600.00 at 3.000% interest with a maturity of October 11, 2022. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $94,309 and $95,929 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $4,561 and $4,870.

Series #EKPES

On April 19, 2022, the APL - Series EKPES executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series EKPES borrowed $ 196,000.00 at 5.625% interest with a maturity of May 8, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $183,378 and $185,992 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $10,738 and $11,070.

Series #KM1OU

On June 29, 2022, the APL - Series KM1OU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KM1OU borrowed $ 483,000.00 at 6.625% interest with a maturity of July 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $449,302 and $454,351 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $31,299 and $32,409.

Series #KYLBE

On December 1, 2019, the APL - Series KYLBE executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series KYLBE borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $672,865 and $689,149 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $24,431 and $25,186.

Series #MHQNN

On December 1, 2019, the APL - Series MHQNN executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series MHQNN borrowed $ 756,250.00 at 3.500% interest with a maturity of November 30, 2049. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $672,865 and $689,149 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $24,431 and $25,186.

Series #PBIUH

On August 12, 2021, the APL - Series PBIUH executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PBIUH borrowed $ 184,500.00 at 4.250% interest with a maturity of August 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $162,857 and $165,865 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $7,457 and $8,014.

Series #PFUNR

On July 22, 2021, the APL - Series PFUNR executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series PFUNR borrowed $ 300,000.00 at 4.875% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $271,999 and $276,617 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $13,960 and $14,653.

Series #RUSUU

On November 4, 2021, the APL - Series RUSUU executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series RUSUU borrowed $ 268,200.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $238,634 and $243,681 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $8,928 and $9,582.

Series #SOYGJ

On October 21, 2021, the APL - Series SOYGJ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series SOYGJ borrowed $ 270,000.00 at 3.500% interest with a maturity of November 7, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $240,605 and $245,700 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $8,988 and $9,633.

Series #TBQSK

On May 31, 2022, the APL - Series TBQSK executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series TBQSK borrowed $ 468,000.00 at 5.375% interest with a maturity of June 7, 2052. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $440,389 and $446,985 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $24,433 and $25,193.

Series #XZQRZ

On July 28, 2021, the APL - Series XZQRZ executed a Loan Agreement Secured by the Deed of Trust. According to the Loan Agreement, the APL - Series XZQRZ borrowed $ 690,000.00 at 5.125% interest with a maturity of July 31, 2051. The outstanding balance of the Loan Payable - Mortgage as of December 31, 2024 and 2023 was $638,058 and $648,642 and is included in current portion of mortgage payable and mortgage payable on the accompanying balance sheet. The interest expense incurred in December 31, 2024 and 2023 was $33,822 and $35,010.

Mortgage interest expenses for the year ended December 31, 2024 and 2023 was $237,868 and $247,345.

	December 31, 2024	December 31, 2023
Current Portion of Mortgage Payable	$ 115,890	$ 111,090

Maturities of the mortgage payable are as follows (excluding the net of the finance cost):

Year	Amount
2025	115,890
2026	120,670
2027	125,659
2028	130,663
2029	136,304
Thereafter	4,875,477
Total	$ 5,504,664

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Loan Receivable - due from affiliate

The APL occasionally pays for the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due from the affiliate as of December 31, 2024 and 2023 was $2,510,689 and $2,507,090, respectively, and is included in the related party receivable section on the accompanying balance sheet.

Loan Payable - due to affiliate

The parent Company pay APL for covering administrative costs. The loan has been structured as payable to the Parent Company from the APL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2024 and 2023 was $689,739 and $75,900, respectively, and is included in the related party receivable section on the accompanying balance sheet.

Related party loan

APL has received a loan from its Parent Company to cover administrative costs. The loan is structured as a down payment loan with a 7% interest rate and has an outstanding balance of $500,000. The interest expense incurred in 2024 and 2023 was $35,000 for both years.

Property sourcing fee and security marketing fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series. A security marketing fee is a charge that typically covers the costs associated with marketing and promoting investment security to potential investors. These fees are charged at 3% of the maximum offering amount.

No property sourcing fee and security marketing fee incurred in 2024.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 10% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #MHQNN

The Series #MHQNN has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #MHQNN and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #MHQNN together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $15,135 and $0, respectively.

Series #KYLBE

The Series #KYLBE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KYLBE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KYLBE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $10,149 and $0, respectively.

Series #DJVWQ

The Series #DJVWQ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJVWQ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJVWQ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $27,107 and $0, respectively.

Series #PBIUH

The Series #PBIUH has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PBIUH and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PBIUH together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,816 and $0, respectively.

Series #PFUNR

The Series #PFUNR has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #PFUNR and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #PFUNR together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $3,156 and $0, respectively.

Series #8YFFL

The Series #8YFFL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #8YFFL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #8YFFL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $1,909 and $0, respectively.

Series #XZQRZ

The Series #XZQRZ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #XZQRZ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #XZQRZ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $3,392 and $0, respectively.

Series #DTMEW

The Series #DTMEW has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DTMEW and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DTMEW together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $150 and $0, respectively.

Series #SOYGJ

The Series #SOYGJ has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOYGJ and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOYGJ together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $4,005 and $0, respectively.

Series #RUSUU

The Series #RUSUU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RUSUU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RUSUU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $2,553 and $0, respectively.

Series #KM1OU

The Series #KM1OU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #KM1OU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #KM1OU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $29,647 and $0, respectively.

Series #TBQSK

The Series #TBQSK has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TBQSK and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TBQSK together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $4,769 and $0, respectively.

Series #EKPES

The Series #EKPES has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #EKPES and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #EKPES together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2024 and 2023, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2024 and 2023, was $400 and $0, respectively.

NOTE 4: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is June 2, 2025 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APL and authorized for issue on June 2, 2025.

Ark7 Properties LLC

Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report

For the Year ended December 31, 2025

F-1

F-2

The following unaudited pro forma consolidated and consolidating financial information presents the unaudited pro forma consolidated and consolidating balance sheet and statement of income based upon the historical financial statements of Ark7 Properties LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties LLC and all subsequent Series.

The unaudited pro forma consolidated and consolidating balance sheet of Ark7 Properties LLC and all subsequent Series as of December 31, 2025, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on December 31, 2025. The unaudited pro forma consolidated and consolidating statement of income for the year ended December 31, 2025 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 01, 2025.

The unaudited pro forma consolidated and consolidating financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties LLC and all subsequent Series and the notes thereto.

The unaudited pro forma consolidated and consolidating financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma consolidated and consolidating financial information.

The unaudited pro forma consolidated and consolidating financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma consolidated and consolidating financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma consolidated and consolidating statements of income do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma consolidated and consolidating financial information.

F-3

Ark7 Properties LLC

Unaudited Pro Forma Consolidated and consolidating Balance Sheet

As of December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #XZQRZ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #KM1OU
Assets
Current Assets
Cash and cash equivalents	$ 89,739	$ -	$ -	$ -	$ 418	$ 2,134	$ 1,457	$ 3,701	$ (1,199)	$ (28,054)
Receivables	6,740	-	-	-	-	-	-	-	-	-
Related party receivables	2,510,688	(698,035)	(1,000,318)	(891,175)	(33,953)	(46,597)	(51,065)	(2,191)	(67,846)	(310,323)
Related party loans and notes receivable, current	1,872,456	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	19,753	36,423	30,676	959	2,575	1,160	2,054	3,841	17,096
Total Current Assets	4,479,622	(678,283)	(963,895)	(860,499)	(32,576)	(41,889)	(48,448)	3,564	(65,204)	(321,281)
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	-	1,548,731	1,828,293	2,105,623	325,069	508,355	469,696	1,224,147	244,280	912,520
Property, plant, and equipment - Accumulated Depreciation	-	(318,940)	(333,752)	(411,036)	(48,907)	(77,124)	(70,980)	(134,019)	(43,620)	(131,774)
Total Property, plant, and equipment	-	1,229,791	1,494,541	1,694,587	276,162	431,230	398,716	1,090,128	200,659	780,746
Related party loans and note receivable, noncurrent	-	667,729	667,729	1,036,965	170,319	278,690	251,229	642,944	98,539	463,453
Total Noncurrent Assets	-	1,897,520	2,162,271	2,731,552	446,481	709,921	649,945	1,733,071	299,199	1,244,199
Total Assets	4,479,622	1,219,238	1,198,375	1,871,053	413,905	668,032	601,498	1,736,636	233,995	922,918

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	29,953	-	-	-	-	-	-	-	-	-
Related party payable	(783,153)	-	-	-	-	-	-	-	-	-
Related party debt, current	500,000	-	-	-	-	-	-	635,000	-	416,756
Other liabilities, current	1,243	14,859	16,215	6,818	4,550	2,500	5,300	6,750	500	-
Total Current Liabilities	(251,957)	32,444	33,799	35,340	8,288	8,112	10,330	654,225	2,522	423,362
Noncurrent Liabilities	-
Mortgage payable	-	645,653	645,653	999,913	155,962	261,516	234,547	614,408	90,582	437,249
Related party debt, noncurrent	5,401,121	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	5,401,121	645,653	645,653	999,913	155,962	261,516	234,547	614,408	90,582	437,249
Total Liabilities	5,149,164	678,096	679,452	1,035,253	164,250	269,627	244,878	1,268,632	93,103	860,612

Member's Equity	-
Equity Capital	-
Members' Equity	-	753,447	668,870	923,273	284,229	485,302	437,859	741,318	221,113	330,403
Retained Earnings (Accumulated Deficit)	(669,542)	(212,306)	(149,947)	(87,472)	(34,575)	(86,897)	(81,239)	(273,315)	(80,222)	(268,097)
Total Equity Capital	(669,542)	541,141	518,923	835,800	249,654	398,405	356,620	468,003	140,891	62,306
Total Member's Equity	(669,542)	541,141	518,923	835,800	249,654	398,405	356,620	468,003	140,891	62,306
Total Liabilities & Members' Equity	$ 4,479,622	$ 1,219,238	$ 1,198,375	$ 1,871,053	$ 413,905	$ 668,032	$ 601,498	$ 1,736,636	$ 233,995	$ 922,918

Description	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #LCYPL (Historical)	Ark7 Properties LLC - Series #LCYPL (Pro Forma Adjustments)	Ark7 Properties LLC - Series #LCYPL (Pro Forma Results)	Ark7 Properties LLC - Series #FFKEC (Historical)	Ark7 Properties LLC - Series #FFKEC (Pro Forma Adjustments)	Ark7 Properties LLC - Series #FFKEC (Pro Forma Results)
Assets
Current Assets
Cash and cash equivalents	$ 2,482	$ 536	$ 6,418	$ (4,094)	$ -	$ -	$ -	$ -	$ -	$ -
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	12,598	11,320	(284,432)	(24,978)	(2,234)	2,234	-	(1,075)	1,075	-
Related party loans and notes receivable, current	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	1,235	989	1,815	4,927	4	-	4	4	-	4
Total Current Assets	16,315	12,845	(276,199)	(24,145)	(2,230)	2,234	4	(1,071)	1,075	4
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	494,780	458,140	492,508	809,406	-	-	-	-	-	-
Property, plant, and equipment - Accumulated Depreciation	(62,185)	(57,175)	(52,746)	(87,375)	-	-	-	-	-	-
Total Property, plant, and equipment	432,594	400,965	439,762	722,031	-	-	-	-	-	-
Related party loans and note receivable, noncurrent	247,653	246,001	186,043	443,826	-	-	-	-	-	-
Total Noncurrent Assets	680,247	646,967	625,806	1,165,856	-	-	-	-	-	-
Total Assets	696,562	659,812	349,606	1,141,712	(2,230)	2,234	4	(1,071)	1,075	4

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	-
Related party debt, current	240,000	240,000	340,700	-	-	2,234	2,234	-	1,075	1,075
Other liabilities, current	2,725	2,290	-	11,445	-	-	-	-	-	-
Total Current Liabilities	248,701	248,227	343,855	19,227	-	2,234	2,234	-	1,075	1,075
Noncurrent Liabilities
Mortgage payable	229,335	227,453	177,447	425,624	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	229,335	227,453	177,447	425,624	-	-	-	-	-	-
Total Liabilities	478,036	475,679	521,302	444,852	-	2,234	2,234	-	1,075	1,075

Member's Equity
Equity Capital
Members' Equity	363,150	336,798	68,260	816,045	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	(144,624)	(152,666)	(239,956)	(119,185)	(2,230)	-	(2,230)	(1,071)	-	(1,071)
Total Equity Capital	218,526	184,132	(171,696)	696,860	(2,230)	-	(2,230)	(1,071)	-	(1,071)
Total Member's Equity	218,526	184,132	(171,696)	696,860	(2,230)	-	(2,230)	(1,071)	-	(1,071)
Total Liabilities & Members' Equity	$ 696,562	$ 659,812	$ 349,606	$ 1,141,712	$ (2,230)	$ 2,234	$ 4	$ (1,071)	$ 1,075	$ 4

Description	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ 73,538
Receivables	-	6,740
Related party receivables	881,721	5,413
Related party loans and notes receivable, current	(1,872,456)	-
Prepaid expenses	-	123,511
Total Current Assets	(990,735)	209,202
Noncurrent Assets		-
Property, plant, and equipment		-
Property, plant, and equipment - Cost	-	11,421,546
Property, plant, and equipment - Accumulated Depreciation	-	(1,829,634)
Total Property, plant, and equipment	-	9,591,912
Related party loans and note receivable, noncurrent	(5,401,121)	(0)
Total Noncurrent Assets	(5,401,121)	9,591,912
Total Assets	(6,391,856)	9,801,114

Liabilities & Members' Equity		-
Liabilities		-
Current Liabilities		-
Accounts payable and accrued liabilities	-	29,953
Related party payable	881,721	98,568
Related party debt, current	(1,872,456)	503,309
Other liabilities, current	-	75,194
Total Current Liabilities	(990,735)	829,049
Noncurrent Liabilities		-
Mortgage payable	-	5,145,341
Related party debt, noncurrent	(5,401,121)	-
Total Noncurrent Liabilities	(5,401,121)	5,145,341
Total Liabilities	(6,391,856)	5,974,390

Member's Equity		-
Equity Capital		-
Members' Equity	-	6,430,068
Retained Earnings (Accumulated Deficit)	-	(2,603,344)
Total Equity Capital	-	3,826,724
Total Member's Equity	-	3,826,724
Total Liabilities & Members' Equity	$ (6,391,856)	$ 9,801,114

F-4

Ark7 Properties LLC

Unaudited Pro Forma Consolidated and consolidating Statement of Income

For the Year ended December 31, 2025

Description	Ark7 Properties LLC	Ark7 Properties LLC - Series #KYLBE	Ark7 Properties LLC - Series #MHQNN	Ark7 Properties LLC - Series #DJVWQ	Ark7 Properties LLC - Series #PBIUH	Ark7 Properties LLC - Series #PFUNR	Ark7 Properties LLC - Series #8YFFL	Ark7 Properties LLC - Series #XZQRZ	Ark7 Properties LLC - Series #DTMEW	Ark7 Properties LLC - Series #KM1OU
Revenue	$ 197,233	$ 172,595	$ 176,620	$ 258,066	$ 34,626	$ 46,258	$ 42,488	$ 126,892	$ 18,745	$ 117,965

Expenses
Depreciation expenses	-	52,664	61,135	82,966	10,265	16,201	14,983	29,746	10,784	34,165
Interest expenses	347,239	51,360	51,360	41,643	7,309	13,706	12,355	88,652	4,476	55,747
Property taxes	1,100	28,960	31,273	36,106	7,669	11,249	8,992	11,866	3,851	11,320
Property management	-	11,873	18,147	37,333	3,148	3,625	2,342	5,562	3,125	25,288
Repair & maintenance	-	6,448	10,597	7,243	650	1,705	1,226	2,656	6,168	14,937
Insurance	-	4,797	5,767	4,689	963	2,681	1,483	2,296	1,461	34,159
Utilities	-	10,387	11,948	17,473	-	-	46	8,086	8,962	15,564
HOA fee	-	-	-	-	439	459	1,101	-	-	-
Other operating expenses	274	21,828	9,767	10,713	2,113	2,579	2,327	2,931	3,410	5,145
Total Expenses	348,613	188,316	199,993	238,165	32,555	52,206	44,855	151,794	42,237	196,325

Net loss	(151,380)	(15,721)	(23,373)	19,902	2,070	(5,948)	(2,367)	(24,901)	(23,493)	(78,360)

Beginning accumulated deficit	(518,162)	(196,585)	(126,573)	(107,374)	(36,645)	(80,948)	(78,872)	(248,413)	(56,729)	(189,738)
Ending accumulated deficit	$ (669,542)	$ (212,306)	$ (149,947)	$ (87,472)	$ (34,575)	$ (86,897)	$ (81,239)	$ (273,315)	$ (80,222)	$ (268,097)

Description	Ark7 Properties LLC - Series #SOYGJ	Ark7 Properties LLC - Series #RUSUU	Ark7 Properties LLC - Series #EKPES	Ark7 Properties LLC - Series #TBQSK	Ark7 Properties LLC - Series #LCYPL (Historical)	Ark7 Properties LLC - Series #LCYPL (Pro Forma Adjustments)	Ark7 Properties LLC - Series #LCYPL (Pro Forma Results)	Ark7 Properties LLC - Series #FFKEC (Historical)	Ark7 Properties LLC - Series #FFKEC (Pro Forma Adjustments)	Ark7 Properties LLC - Series #FFKEC (Pro Forma Results)
Revenue	$ 45,812	$ 38,055	$ 19,623	$ 49,298	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	15,351	15,150	15,204	25,156	-	-	-	-	-	-
Interest expenses	42,378	32,693	69,912	24,047	-	34,776	34,776	-	97,336	97,336
Property taxes	3,897	4,703	5,130	7,946	71	(71)	-	71	(71)	-
Property management	2,540	2,244	1,802	4,110	-	-	-	-	-	-
Repair & maintenance	1,832	2,068	2,192	2,019	-	-	-	-	-	-
Insurance	876	793	2,244	1,873	-	-	-	-	-	-
Utilities	33	128	1,071	7,749	-	-	-	-	-	-
HOA fee	463	505	-	-	-	-	-	-	-	-
Other operating expenses	2,103	2,054	3,851	2,298	150	-	150	-	-	-
Total Expenses	69,474	60,338	101,405	75,198	221	34,706	34,926	71	97,265	97,336

Net loss	(23,662)	(22,283)	(81,782)	(25,900)	(221)	(34,706)	(34,926)	(71)	(97,265)	(97,336)

Beginning accumulated deficit	(120,962)	(130,382)	(158,174)	(93,285)	(2,009)	-	(2,009)	(1,000)	-	(1,000)
Ending accumulated deficit	$ (144,624)	$ (152,666)	$ (239,956)	$ (119,185)	$ (2,230)	$ (34,706)	$ (36,936)	$ (1,071)	$ (97,265)	$ (98,336)

Description	Eliminating	Total
Revenue	$ -	$ 1,344,276

Expenses
Depreciation expenses		383,770
Interest expenses	-	974,988
Property taxes	-	174,062
Property management	-	121,138
Repair & maintenance	-	59,740
Insurance	-	64,083
Utilities	-	81,446
HOA fee	-	2,968
Other operating expenses	-	71,541
Total Expenses	-	1,933,736

Net loss	-	(589,461)

Beginning accumulated deficit		(2,145,854)
Ending accumulated deficit		$ (2,735,314)

F-5

Ark7 Properties LLC

Notes to the Unaudited Pro Forma Consolidated and consolidating Financial Statements

1. Description of Transaction

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series' offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

The manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager's loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated and consolidating balance sheets and unaudited pro forma consolidated and consolidating statements of income, expected to have a continuing impact on the consolidated and consolidating results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma consolidated and consolidating statement.

The assumptions used to prepare the pro forma financial statements are as follows:

  Balance sheet
    Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 20% of the purchase price to land and 80% of the purchase price to building.
    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.
  Statement of Income
    Depreciation expense is based on depreciable life of the building of 27.5 years prorated for the year ended December 31, 2025.
    Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
    Insurance is the estimated annual insurance costs prorated during the year ended December 31, 2025.
    Taxes is the estimated annual real estate tax expense prorated during the year ended December 31, 2025.

F-6

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties LLC*
2.2	Operating Agreement of Ark7 Properties LLC*
3.1	Series #MHQNN Series Designation*
3.2	Series #KYLBE Series Designation*
3.3	Series #DJVWQ Series Designation*
3.4	Series #PBIUH Series Designation*
3.5	Series #PFUNR Series Designation*
3.6	Series #8YFFL Series Designation*
3.7	Series #XZQRZ Series Designation*
3.8	Series #DTMEW Series Designation*
3.9	Series #SOYGJ Series Designation*
3.10	Series #RUSUU Series Designation*
3.11	Series #KM1OU Series Designation*
3.12	Series #TBQSK Series Designation*
3.13	Series #EKPES Series Designation*
4.1	Form of Series #[______] Subscription Agreement*
6.1	Form of Lease Agreement*
6.2	Real Estate Purchase Agreement dated November 27, 2019 between Seller and Series #MHQNN*
6.3	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #MHQNN*
6.4	Inter-company Loan Agreement between Ark7 Properties LLC and Series #MHQNN*
6.5	Real Estate Purchase Agreement dated August 12, 2019 between Seller and Series #KYLBE*
6.6	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #KYLBE*
6.7	Inter-company Loan Agreement between Ark7 Properties LLC and Series #KYLBE*
6.8	Real Estate Purchase Agreement dated September 11, 2020 between Seller and Series #DJVWQ*
6.9	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #DJVWQ*
6.10	Inter-company Loan Agreement between Ark7 Properties LLC and Series #DJVWQ*
6.11	Real Estate Purchase Agreement dated January 15, 2021 between Seller and Series #PBIUH*
6.12	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #PBIUH*
6.13	Inter-company Loan Agreement between Ark7 Properties LLC and Series #PBIUH*
6.14	Real Estate Purchase Agreement dated February 05, 2021 between Seller and Series #PFUNR*
6.15	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #PFUNR*
6.16	Inter-company Loan Agreement between Ark7 Properties LLC and Series #PFUNR*
6.17	Real Estate Purchase Agreement dated February 09, 2021 between Seller and Series #8YFFL*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #8YFFL*
6.19	Inter-company Loan Agreement between Ark7 Properties LLC and Series #8YFFL*
6.20	Real Estate Purchase Agreement dated March 31, 2021 between Seller and Series #XZQRZ*
6.21	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #XZQRZ*
6.22	Inter-company Loan Agreement between Ark7 Properties LLC and Series #XZQRZ*
6.23	Real Estate Purchase Agreement dated October 01, 2021 between Seller and Series #DTMEW*
6.24	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #DTMEW*
6.25	Inter-company Loan Agreement between Ark7 Properties LLC and Series #DTMEW*
6.26	Real Estate Purchase Agreement dated October 21, 2021 between Seller and Series #SOYGJ*
6.27	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #SOYGJ*
6.28	Inter-company Loan Agreement between Ark7 Properties LLC and Series #SOYGJ*
6.29	Real Estate Purchase Agreement dated November 04, 2021 between Seller and Series #RUSUU*
6.30	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #RUSUU*
6.31	Inter-company Loan Agreement between Ark7 Properties LLC and Series #RUSUU*
6.32	Real Estate Purchase Agreement dated October 15, 2021 between Seller and Series #KM1OU*
6.33	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #KM1OU*
6.34	Inter-company Loan Agreement between Ark7 Properties LLC and Series #KM1OU*
6.35	Real Estate Purchase Agreement dated May 31, 2022 between Seller and Series #TBQSK*
6.36	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #TBQSK*
6.37	Inter-company Loan Agreement between Ark7 Properties LLC and Series #TBQSK*
6.38	Real Estate Purchase Agreement dated April 19, 2022 between Seller and Series #EKPES*
6.39	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #EKPES*
6.40	Inter-company Loan Agreement between Ark7 Properties LLC and Series #EKPES*
6.41	Real Estate Purchase Agreement dated May 27, 2026 between Seller and Series #LCYPL
6.42	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #LCYPL
6.43	Inter-company Loan Agreement between Ark7 Properties LLC and Series #LCYPL
6.44	Real Estate Purchase Agreement dated June 08, 2026 between Seller and Series #FFKEC
6.45	Asset Management Agreement between Ark7 and Ark7 Properties LLC - Series #FFKEC
6.46	Inter-company Loan Agreement between Ark7 Properties LLC and Series #FFKEC
11.1	Accountants Consent

____________________

* Previously Filed

1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on July 1, 2026.

Ark7 Properties LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties LLC
	Date:	July 1, 2026

2